Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

§
In re	§	Chapter 11
§
CUBIC ENERGY, INC. et al.[1]	§	Case No. 15-2500 (CSS)
	§	(Jointly Administered)
Debtors.	§
	§	Re: Docket Nos. 16, 85, 94 & 174

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER APPROVING THE

DEBTORS’ SOLICITATION AND  DISCLOSURE STATEMENT FOR, AND

CONFIRMING,  THE DEBTORS’ THIRD AMENDED JOINT PREPACKAGED PLAN

OF REORGANIZATION PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors in possession (collectively, the “Debtors”)2 having:

a.         distributed, on or about December 10, 2015, (i) the Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 10, 2015 (together with the Plan Supplement (as defined below), and in each case as subsequently modified, supplemented, and amended, including the First Amended Plan (as defined below), the Second Amended Plan (as defined below), and the Third Amended Plan (as defined below), the “Plan”),3 (ii) the Disclosure Statement With Respect to Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”), and (iii) ballots for voting on the Plan to Holders of Claims entitled to vote on the Plan, namely Holders in Class 3 (Prepetition Secured Notes Claims), Class 4 (Wells Fargo Claims) and Class 5A (Cubic Asset BP Claims), in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”);

1                   The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows:  Cubic Energy, Inc. (2095), Cubic Asset Holding, LLC (3106), Cubic Asset, LLC (7565), Cubic Louisiana Holding, LLC (0729), and Cubic Louisiana, LLC (1412).

2                   Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable.

3                   A copy of the Plan, excluding the Plan Supplement, is attached hereto as Exhibit A.

b.         commenced, on December 11, 2015 (the “Petition Date”), these Chapter 11 cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”);

c.         operated their businesses and managed their properties during the Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

d.         filed, on the Petition Date, the Disclosure Statement and the Plan [Docket Nos. 15 and 16, respectively];

e.         filed, on the Petition Date, the Motion of the Debtors for Entry of an Order (A) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (B) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (C) Approving the Solicitation Procedures, (D) Approving the Confirmation Hearing Notice, (E) Directing that a Meeting of Creditors Not Be Convened, and (F) Establishing Procedures for the Assumption of Executory Contracts and Unexpired Leases Under the Plan [Docket No. 11] (the “Scheduling Motion”);

f.         filed, on the Petition Date, the Declaration of Brent R. McIlwain of Holland & Knight LLP Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 18] (the “Voting Report”), which detailed the results of the Plan voting process;

g.         filed and served, on December 15, 2015, the Notice of Hearing Re: Motion of the Debtors for Entry of an Order (A) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (B) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (C) Approving the Solicitation Procedures, (D) Approving the Confirmation Hearing Notice, (E) Directing that a Meeting of Creditors Not Be Convened, and (F) Establishing Procedures for the Assumption of Executory Contracts and Unexpired Leases Under the Plan (the “Hearing To Consider Debtors’ Motion For a Combined Hearing”) [Docket No. 58];

h.         filed, on January 7, 2016, the Certification of Counsel Regarding Motion of the Debtors for Entry of an Order (A) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (B) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures, (C) Approving the Solicitation Procedures, (D) Approving the Confirmation Hearing Notice and Oil and Gas Lease Notice, (E) Directing that a Meeting of Creditors Not Be Convened, and (F) Establishing Procedures for the Assumption of Executory Contracts and Unexpired Leases Under the Plan [Docket No. 93], which included as exhibits thereto the Notice of Proposed Assumption of Specified Contracts and the Notice of Treatment of Debtors’ Interest in Oil and Gas Leases Pursuant to the Plan of Reorganization;

i.          filed, on January 5, 2016, the First Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated January 5, 2016 (the “First Amended Plan”) [Docket No. 85];

j.          filed, on January 7, 2016, the Second Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated January 7, 2016 (the “Second Amended Plan”) [Docket No. 94];

k.         filed, on February 15, 2016, the Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated January 7, 2016 (the “Third Amended Plan”) [Docket No. 174];

l.          served, on January 12, 2016, the Notice of (A) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (B) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (C) Objection Deadlines, and Summary of the Debtors’ Joint Prepackaged Chapter 11 Plan, a copy of which was later filed on January 13, 2016 at Docket No. 122 (the “Confirmation Hearing Notice”), which contained notice of the commencement of the Chapter 11 Cases, the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Confirmation Hearing”), and the deadline for filing objections to the Plan and the Disclosure Statement;

m.        served, on January 12, 2016, the Notice of Treatment of Debtors’ Interest in Oil and Gas Leases Pursuant to the Plan of Reorganization, a copy of which was later filed on January 13, 2016 at Docket No. 123 (the “Oil and Gas Lease Notice”), which contained, among other things, notice of the proposed treatment of Oil and Gas Leases under the Plan;

n.         published, on January 19, 2016, in USA Today, as evidenced by the Affidavit of Publication [Docket No. 151] (the “Publication Notice Affidavit”) the Notice of Commencement of Prepackaged Chapter 11 Bankruptcy Cases and Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, (the “Publication Notice”) consistent with the order granting the Scheduling Motion [Docket No. 120] (the “Scheduling Order”);

o.         filed, on January 15, 2016, the Supplemental Affidavit of Service [Docket No. 135], concerning service of the Oil and Gas Lease Notice and the Confirmation Hearing Notice (such notice, both the “Oil and Gas Lease Notice Affidavit” and the “Confirmation Hearing Notice Affidavit”) consistent with the Scheduling Order;

p.         filed, on January 15, 2016, consistent with the Scheduling Order, the Notice of Proposed Assumption of Specified Contracts concerning the Cubic Asset Debtors

(the “Cubic Asset Cure Notice”) [Docket No. 139] and the Notice of Proposed Assumption of Specified Contracts concerning the Cubic Louisiana Debtors (the “Cubic Louisiana Cure Notice” and collectively, with the Cubic Asset Cure Notice, the “Cure Notice”) [Docket No. 140];

q.         filed, on January 20, 2016, the Affidavit of Service concerning the Cure Notice [Docket No. 149] (the “Cure Notice Affidavit”, and collectively with the Publication Notice Affidavit, the Oil and Gas Leases Notice Affidavit and the Confirmation Hearing Notice Affidavit, the “Affidavits”);

r.         filed, on or before February 9, 2016, or more exhibits that collectively, constitute the Plan Supplement, [Docket Nos. 60, 142, 166], (as modified, amended or supplemented from time to time, the “Plan Supplement”), which is included in the definition of the Plan;

s.         filed, on February 15, 2016, the Debtors’ Memorandum of Law in Support of the Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 176] (the “Confirmation Brief”); and

t.         filed, on February 15, 2016, the Declaration of Jay Weinberger in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Third Amended Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 175] (the “Confirmation Declaration”).

This Court having:

a.         entered, on January 12, 2016, the Scheduling Order;

b.         set February 17, 2016 at 12:30 p.m., prevailing Eastern Time, as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

c.         reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Confirmation Declaration, the Voting Report, the Confirmation Hearing Notice, the Oil and Gas Lease Notice, the Publication Notice, the Affidavits, the ballots, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation of the Plan, including all objections, statements, and reservations of rights;

d.         held the Confirmation Hearing on February 17, 2016 at 12:30 p.m., prevailing Eastern Time;

e.         heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation of the Plan and the objections thereto;

f.          considered all oral representations, affidavits, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation of the Plan and the objections thereto; and

g.         taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases.

NOW, THEREFORE, it appearing to this Court that the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation of the Plan and other evidence presented at the Confirmation Hearing establishing just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, this Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.         Findings and Conclusions.

1.                                    The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute this Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rule 7052.  To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.                                 Jurisdiction, Venue, and Core Proceeding.

2.                                    This Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012.  This Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively.  Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.  Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code.

C.                                Eligibility for Relief.

3.                                    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.                                Commencement and Joint Administration of the Chapter 11 Cases.

4.                                    On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code.  In accordance with the Order Directing Joint Administration of Bankruptcy Cases [Docket No. 41], the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015.  Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Chapter 11 Cases.  No statutory committee(s) of unsecured creditors or equity security holders have been appointed in the Chapter 11 Cases.

E.         Judicial Notice, Objections.

5.                                    This Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of the Chapter 11 Cases maintained by the clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of the Chapter 11 Cases.  All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Disclosure Statement or Confirmation of the Plan are overruled on the merits.

F.                                  Burden of Proof-Confirmation of the Plan.

6.                                    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

G.                               Notice; Joinder/Intervention.

7.                                    As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Plan, objecting to the assumption of executory contracts and unexpired leases, Cure amounts proposed in connection therewith, and the treatment of Oil and Gas Leases under the Plan, as well as objecting to approval of the Disclosure Statement and confirmation of the Plan, has been provided to:  (i) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, DE 19801, attn: David Buchbinder; (ii) all known Holders of Claims and Interests; (iii) the Prepetition Secured Notes Agent; (iv) all counterparties to executory contracts and unexpired leases with the Debtors; (v) all known joint interest holders in and parties to the Debtors’ Oil and Gas Leases; (vi) the United States Attorney’s Office for the District of Delaware; (vii) the office of the attorneys general for the states in which the Debtors operate; (viii) the Internal Revenue Service; (viii) applicable state and local regulatory and taxing authorities in the States of Texas, Louisiana and Delaware, (ix) the Securities and Exchange Commission; (x) the United States Environmental Protection Agency; and (xi) any party that has requested notice pursuant to Bankruptcy Rule 2002 (the parties identified in clauses (i) through (xi), collectively, the “Notice Parties”).  Such notice was adequate, sufficient and appropriate pursuant to section 1128 of the Bankruptcy Code and in substantial compliance with the Scheduling Order, Bankruptcy Rules 2002 and 3017, and other applicable law and rules, and no other or further notice is or shall be required.  In addition, the

Confirmation Hearing Notice was published in USA Today on January 19, 2016, in compliance with the Scheduling Order and Bankruptcy Rule 2002(l), was adequate, sufficient and appropriate notice to any other interested party, was reasonably calculated, under the circumstances to reach such parties, and no other or further notice is or shall be required.

H.                                Disclosure Statement.

8.                                    The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein.  The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

I.                                      Voting Report.

9.                                    Only Holders of Claims in Class 3, Class 4, and Class 5A were eligible to vote on the Plan (collectively, the “Voting Classes”).  The ballots the Debtors used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan.  Holders of Claims in Classes 1A, 1B, 2A and 2B, are Unimpaired under the Plan (collectively, the “Presumed Accepting Classes”) and presumed to have accepted the Plan, and, therefore, were not entitled to vote to accept or reject the Plan.  Holders of Claims or Interests in Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B (collectively, the “Deemed Rejecting Classes”) are deemed to reject the Plan and, therefore, were not entitled to vote to accept or reject the Plan.  As evidenced by the Voting Report, each of Class 3, Class 4, and Class 5A voted to accept the Plan.  Based on the foregoing, and as evidenced by the Voting Report, at least one Impaired Class of Claims (excluding the acceptance by any insiders of the Debtor) has voted to accept the Plan in accordance with the requirements of sections 1124, 1126, and 1129 of the Bankruptcy Code.

J.                                    Solicitation.

10.                            As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures approved in the Scheduling Order (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.

11.                            As described in the Voting Report and the Affidavits, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement, and the applicable Ballot (collectively, the “Solicitation Packages”), and, following the Petition Date, the Confirmation Hearing Notice, were transmitted and served, including to all Holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, and any applicable nonbankruptcy law.  Transmission and service of the Solicitation Packages and the Confirmation Hearing Notice were timely, adequate, sufficient and appropriate.  No further notice is required.

12.                            As set forth in the Voting Report, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Prepetition Secured Notes Claim, a Wells Fargo Claim or a Cubic Asset BP Claim, as of November 30, 2015 (the date specified in such documents for the purpose of the solicitation) (the “Voting Record Date”).  The establishment and notice of the Voting Record Date were reasonable and sufficient.

13.                            The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for Holders in the Voting Classes to make an informed decision to accept or reject the Plan.

14.                            Under section 1126(f) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims or Interests, as applicable, in the Unimpaired Classes (defined below), each of which is conclusively presumed to have accepted the Plan.  The Debtors were not required to solicit votes from the Holders, if any, of Claims in Class 5B (Cubic Louisiana BP Claims), Class 6A (Cubic Asset General Unsecured Claims), Class 6B (Cubic Louisiana General Unsecured Claims), or Class 7 (Section 510(b) Claims), or of Interests in Class 8 (Cubic Energy Equity Interests), Class 9A (Cubic Asset Holding Equity Interests), Class 9B (Cubic Asset Equity Interests), Class 10A (Cubic Louisiana Holding Equity Interests) or Class 10B (Cubic Louisiana Equity Interests), each of which is deemed to have rejected the Plan and is not entitled to receive or retain any property under the Plan on account of such Claims or Interests.

K.         Plan Supplement.

15.                            The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures Order and applicable nonbankruptcy law and no other or further notice is required.  All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan.  Subject to the terms of the Plan, the Debtors’ right to alter, amend, update, or modify the Plan Supplement as well as the documents set forth therein before the Effective Date is reserved.  The

Notice Parties, including all known Holders of Claims and Interests, were provided adequate, sufficient and appropriate notice of the Plan Supplement.

L.         Valuation

16.                            The valuation analysis contained in the Disclosure Statement (x) is reasonable, persuasive, credible, and accurate as of the date such analysis or evidence was prepared, presented, or proffered, (y) utilizes reasonable and appropriate methodologies and assumptions, and (z) has not been controverted by other evidence.

M.                             Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

17.                            The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.  In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)                                  Proper Classification—Sections 1122 and 1123.

18.                            The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code.  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Plan provides for the separate classification of Claims and Interests into sixteen Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Cubic Asset Administrative Claims, Cubic Asset Priority Tax Claims, Cubic Louisiana Administrative Claims, Cubic Louisiana Priority Tax Claims, fees and expenses of Professionals, fees and expenses of the Prepetition Secured Notes Agent and fees and expenses of WFEC pursuant to the Wells Fargo Credit Agreement, which are addressed in Sections 2.2 through 2.8 of the Plan and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code).  Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not promulgated for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests.  In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that class.  The Plan, therefore, satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

(ii)                              Specified Unimpaired Classes—Section 1123(a)(2).

19.                            Sections 2.10, 2.11, 2.19 and 2.20 of the Plan specify that Claims in Classes 1A, 1B, 2A and 2B are Unimpaired under the Plan (the “Unimpaired Classes”).  The Plan, therefore, satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii)                          Specified Treatment of Impaired Classes—Section 1123(a)(3).

20.                            Sections 2.12 through 2.18 and 2.21 through 2.27 of the Plan specify the treatment of each Impaired Class of Claims and Interests under the Plan, including Classes 3, 4, 5A, 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B.  The Plan, therefore, satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

(iv)                          No Discrimination—Section 1123(a)(4).

21.                            Article II of the Plan provides the same treatment for each Claim or Interest within a particular class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest.  The Plan, therefore, satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)                              Adequate Means for Plan Implementation—Section 1123(a)(5).

22.                            The Plan, including Sections 2.9 and 3.1 to 3.26 and various other provisions of the Plan,  and the various documents and agreements set forth in the Plan Supplement, provide adequate means for the Plan’s implementation.  The Plan, therefore, satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vi)                          Non-Voting Equity Securities—Section 1123(a)(6).

23.                            The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code prohibiting the issuance of nonvoting equity securities.  Section 3.16 of the Plan provides that each of the Reorganized Debtors will duly file with the applicable Secretary of State an amended certificate of incorporation, certificate of formation, or analogous corporate document that will include a provision prohibiting the issuance of nonvoting equity securities.

(vii)                      Directors and Officers—Section 1123(a)(7).

24.                            The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.  In accordance with Section 3.17 of the Plan, the proposed member of the initial Reorganized Cubic Energy Board of Managers and his/her affiliations will be disclosed in a Plan Supplement exhibit prior to the Effective Date.  In accordance with Section 3.18 of the Plan, the proposed member of the initial Reorganized Cubic Louisiana Board of Managers and his/her affiliations were disclosed in a Plan Supplement exhibit.  The selection of the officers, directors, and/or managers of each of the Reorganized Debtors is consistent with the interests of all Holders of Claims and Interests, and public policy.

(viii)                  Claims and Executory Contracts—Section 1123(b)(1)–(2).

25.                            Article II of the Plan leaves Impaired or Unimpaired, as the case may be, each Class of Claims and Interests, and Section 5.1 of the Plan provides that executory contracts and unexpired leases not (i) included in the Assumed Contract List, (ii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iii) as of the Effective Date, subject to a motion seeking assumption, shall be deemed rejected on the Effective Date pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code.  The Debtors have provided timely, adequate, sufficient and appropriate notice to any non-Debtor counterparty to an executory contract or unexpired lease assumed or rejected by the Debtors during the Chapter 11 Cases, including any non-Debtor counterparty whose executory contract or unexpired lease is rejected solely by virtue of the fact that the Plan rejects all such contracts, including notice of such rejection and of the date on which to file a Claim on account of such rejection.  This Court finds that sufficient adequate assurance of future performance has been provided for each assumed executory contract or unexpired lease.

(ix)       Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

26.                            The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code.  In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.  The compromise and settlement of such Claims and Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.

27.                            Section 11.6 of the Plan describes certain releases granted by the Debtors, the Reorganized Debtors and the Estates (the “Debtor Releases”).  The Debtors have satisfied the applicable standard of review with respect to the propriety of the Debtor Releases.  Such releases are a necessary and integral element of the Plan, are the result of fair, arms-length negotiation, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and Holders of

Claims and Interests.  Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Section 11.6 of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors, the Reorganized Debtors and the Estates asserting any Claim or Cause of Action released by Section 11.6 of the Plan.  Specifically, each of the Released Parties made a substantial contribution to the Debtors’ reorganization, leading up to and including the commencement of the Chapter 11 Cases through the date hereof.  These contributions included, among other things, negotiating, formulating, and executing the Plan Support Agreement and development of the Plan, as well as working to build the consensus necessary to implement a “prepackaged” chapter 11 process that is in the best interest of the Debtors and their Estates and all Holders of Claims and Interests.  Additionally, the Released Parties provided other important and substantial contributions to the Chapter 11 Cases and the Debtors’ reorganization overall.

28.                            The releases granted by certain third parties set out in Section 11.5 of the Plan (the “Third-Party Releases”) provide finality for the Debtors, the Reorganized Debtors, and the other Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors.  The Third-Party Releases are consensual with respect to the Releasing Parties.  Moreover, notice of the Third-Party Releases was appropriate.  Specifically, the Confirmation Hearing Notice sent to Holders of Claims and Interests and published in USA Today on January 19, 2016, and the ballots sent to all Holders of Impaired Claims entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Releases.  Such notice was timely, sufficient, appropriate and adequate notice to the Releasing

Parties, was reasonably calculated, under the circumstances to reach such parties, and no other or further notice is or shall be required.

29.                            Further, the Third-Party Releases are a necessary and integral element of the Plan, and are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests.  Finally, the Third-Party Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Releases; (c) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Releases.

30.                            The exculpation described in Section 11.3 of the Plan (the “Exculpation”) is appropriate under applicable law because it is fair, was proposed in good faith, was formulated following extensive good-faith, fair, arm’s-length negotiations among key constituents, and is appropriately limited in scope.  Without limiting anything in the Exculpation, each Exculpated Party has participated in the Chapter 11 Cases in good faith.

31.                            The injunction provision set forth in Section 11.4 of the Plan (the “Injunction”) is fair and reasonable, necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases, and the Exculpation, and narrowly tailored to achieve this purpose.

32.                            The provisions regarding the retention of certain Causes of Action in the Plan (including Sections 3.24, 3.25 and 11.2 of the Plan) are appropriate, fair, equitable and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

33.                            The full cancellation and release of any Lien securing any Secured Claim (other than a Lien with respect to a Claim that is reinstated pursuant to Sections 2.11 and 2.20 of the Plan), as described in Section 3.23 of the Plan (the “Lien Release”) is necessary to implement the Plan.  The provisions of the Lien Release are appropriate, fair, equitable and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(x)                              Additional Plan Provisions—Section 1123(b)(6).

34.                            The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xi)                          Cure of Defaults—Section 1123(d).

35.                            Sections 5.6 and 5.14 of the Plan provide for the satisfaction of Cure amounts associated with each executory contract or unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(l) of the Bankruptcy Code.  The Debtors distributed the Cure Notices to all applicable counterparties, which notices included procedures for objecting to and resolving proposed assumptions of executory contracts and unexpired leases and the Cure amounts, if any, paid in connection therewith.  All Cure amounts will be determined in accordance with the underlying agreements and applicable law, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

N.         Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).

36.                            The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfy the requirements of section 1129(a)(2) of the Bankruptcy Code.  Specifically, each Debtor:

a.                                     is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.                                    has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court; and

c.                                     complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule, and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages and related documents and notices, and in soliciting and tabulating the votes on the Plan.

O.                                Plan Proposed in Good Faith—Section 1129(a)(3).

37.                            The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.  The Debtors, the Prepetition Secured Noteholders, WFEC and the BP Entities negotiated the terms of the Plan in good faith, and the Debtors proposed the Plan in good faith and not by any means forbidden by law.  In so determining, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, the process leading to Confirmation of the Plan, including the unanimous support of Holders of Claims entitled to vote on the Plan, and the transactions to be implemented pursuant thereto.  The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with capital and organizational structures that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

P.                                  Payment for Services or Costs and Expenses—Section 1129(a)(4).

38.                            The procedures set forth in the Plan for this Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

Q.                                Directors, Officers, and Insiders—Section 1129(a)(5).

39.                            The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.  Sections 3.17 and 3.18 of the Plan, in conjunction with the exhibits to the Plan Supplement, disclose the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors, and the identity and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors.  The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the Holders of Claims and Interests and with public policy.

R.                                No Rate Changes—Section 1129(a)(6).

40.                            Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases.  The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

S.           Best Interest of Creditors—Section 1129(a)(7).

41.                            The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis attached to the Disclosure Statement as Exhibit D and the other evidence related thereto in support of the Plan that was proffered or adduced in the Confirmation Declaration or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Allowed Claim or Interest in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

T.         Acceptance by Certain Classes—Section 1129(a)(8).

42.                            The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code.  Classes 1A, 1B, 2A and 2B constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code.  The Voting Classes, Class 3, Class 4 and Class 5A, have each voted to accept the Plan.  Holders of Claims or Interests in Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B, if any, receive no recovery pursuant to the Plan and are deemed to have rejected the Plan.  Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

U.                                Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

43.                            The treatment of Cubic Asset Administrative Claims, Cubic Louisiana Administrative Claims, Cubic Asset Priority Tax Claims and  Cubic Louisiana Priority Tax Claims under Sections 2.2 to 2.5 of the Plan and of Cubic Asset Other Priority Claims and  Cubic Louisiana Other Priority Claims under Sections 2.10 and 2.19 of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

V.         Acceptance By At Least One Impaired Class—Section 1129(a)(10).

44.                            The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.  As evidenced by the Voting Report, each of the Voting Classes unanimously voted to accept the Plan by the requisite number and amount of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

W.        Feasibility—Section 1129(a)(11).

45.                            The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.  The financial projections attached to the Disclosure Statement as Exhibit C and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in the Confirmation Declaration filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations.

X.                                Payment of Fees—Section 1129(a)(12).

46.                            The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.  Section 12.2 of the Plan provides for the payment of all fees payable by the Debtors under section 1930(a) of title 28 of the United States Code.

Y.                                Continuation of Employee Benefits—Section 1129(a)(13).

47.                            The Debtors are not obligated to provide any retiree benefits, as such term is defined in section 1114 of the Bankruptcy Code.  As a result, no such benefits are required to be continued under the Plan, and the Plan accordingly satisfies section 1129(a)(13) of the Bankruptcy Code.

Z.                                  Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

48.                            Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.  The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

AA.                    “Cram Down” Requirements—Section 1129(b).

49.                            The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code.  First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met.  Second, the Plan is fair and equitable with respect to Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B, the Impaired Classes that have not accepted or been presumed to accept the Plan.  There is no Class of equal priority receiving more favorable treatment than the treatment provided to Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B and no Class that is junior to such Classes that are receiving or retaining any property on account of their Claims or Interests.  Third, the Plan does not discriminate unfairly with respect to Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A and 10B because such Classes are not receiving materially different treatment than Holders of Interests with similar legal rights.  The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

BB.      Only One Plan—Section 1129(c).

50.                            The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.  The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases.

CC.      Principal Purpose of the Plan—Section 1129(d).

51.                            The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

DD.                    Good Faith Solicitation—Section 1125(e).

52.                            The Debtors, the Released Parties, and the Exculpated Parties, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support of the Plan and this Confirmation Order, including the execution, delivery, and performance of the Plan Support Agreement and the solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

EE.      Satisfaction of Confirmation Requirements.

53.                            Based on the foregoing, the Plan satisfies the requirements for Confirmation thereof set forth in section 1129 of the Bankruptcy Code.

FF.                        Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

54.                            Without limiting or modifying the rights of the Debtors, WFEC and the Required Prepetition Noteholders under Sections 8.1 and 8.2 of the Plan, each of the conditions precedent to the Effective Date, as set forth in Sections 8.1 and 8.2 of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Section 8.3 of the Plan.

GG.                  Implementation.

55.                            All documents necessary to implement the Plan and all other relevant and necessary documents (including, without limitation, the New Financing Documents, the New Cubic Energy Constituent Documents, each Reorganized Debtor’s constituent documents, the Modified Cubic Asset BP Hedges and the New MSA) have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law.

56.                            For the avoidance of doubt, funds contributed by the Holders of Reorganized Cubic Energy Membership Interests to each of the Severance Account and the Cubic Asset Trade Account and distributed to Eligible Employees, Eligible Cubic Asset Trade Holders, respectively, and funds contributed by the Holders of Wells Fargo Claims to the Cubic Louisiana Trade Account and distributed to Eligible Cubic Louisiana Trade Holders are not property of the Estate pursuant to section 541 of the Bankruptcy Code.

HH.                    Disclosure of Facts.

57.                            The Debtors have disclosed all material facts regarding the Plan, the Plan Supplement, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

II.         Good Faith.

58.                            The Debtors, the Released Parties, and the Releasing Parties have acted in good faith in negotiating and proposing the Plan.  The Plan will preserve the value of the Debtors’ Estates, substantially reduce the Debtors’ indebtedness, provide a distribution to the Prepetition Secured Notes Parties, WFEC and the BP Entities, and afford the Debtors the appropriate capital structure to maintain viable businesses into the future.  Further, the Plan effectuates a value-maximizing transaction for the Estates that was agreed to only after significant efforts by the Debtors and negotiations with the Prepetition Secured Noteholders, WFEC and the BP Entities.  The Debtors, the Released Parties, and the Releasing Parties will continue to be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the New Financing Documents, the New Cubic Energy Constituent Documents, each Reorganized Debtor’s constituent documents, the Modified Cubic Asset BP Hedges and the New MSA.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

59.                            Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052.  To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

60.                            Confirmation of the Plan.  The Plan, attached hereto as Exhibit A, the Plan Supplement, and each of the documents comprising the Plan Supplement, as modified, amended or supplemented from time to time in accordance with Section 9.1 of the Plan, (each of which are incorporated by reference into and are an integral part of this Confirmation Order) are hereby approved in their entirety and confirmed.

61.       Disclosure Statement.  The Disclosure Statement is approved in all respects.

62.       Ballots.  The ballots for the Voting Classes are approved in all respects.

63.       Solicitation.  The solicitation of votes on the Plan complied with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, and any applicable rules, laws, and regulations, and was appropriate and satisfactory and is approved in all respects.

64.                            Notice of the Confirmation Hearing.  Notice of the Confirmation Hearing and the terms and provisions of the Plan and the Plan Supplement was timely, sufficient, appropriate and adequate, and is approved in all respects.  No other or further notice is or shall be required.

65.                            Objections.  All objections and all reservations of rights pertaining to Confirmation of the Plan or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.

66.       Omission of Reference to Particular Plan Provisions.  The failure specifically to include or to refer to any particular article, section, paragraph or provision of the Plan, Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, paragraph or provision, it being the intent of this Court that the Plan and any related documents be confirmed and approved in their entirety.

67.       Plan Classifications Controlling.  The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.  The classifications set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on any Debtor except for voting purposes.

68.       No Action Required.  Pursuant to section 1142(b) of the Bankruptcy Code, the appropriate provisions of the Texas Business Organizations Code, including sections 10.301 through 10.306 thereof, the appropriate provisions of the Delaware General Corporation Law, including section 303 thereof, the comparable provisions of the Delaware Limited Liability Company Act, any comparable provision of the business corporation laws of any other state, other applicable non-bankruptcy law, and otherwise, no action of the respective directors, equity holders, managers, or members of the Debtors or Reorganized Debtors, as applicable, is required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the

Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, filed, adopted, amended, restated, consummated or effectuated, as the case may be, in connection with the implementation of the Plan.

69.       Means for Implementation of the Plan.  The provisions governing the means for implementation of the Plan set forth in Article III of the Plan, shall be, and hereby are, approved in their entirety.

70.       General Settlement of Claims and Interests.  Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code, Bankruptcy Rule 9019, and this Confirmation Order, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan and/or this Confirmation Order, on the Effective Date, the provisions of the Plan and/or this Confirmation Order shall constitute a good-faith compromise and settlement of all Claims and Interests.  On the Effective Date, all settlements, compromises, releases (including the Debtor Releases and the Third-Party Releases), waivers, discharges, exculpations, and injunctions set forth in the Plan shall be effective and binding on all Persons.  The Plan and this Confirmation Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable, or otherwise) effect with respect to all matters provided for in, or resolved pursuant to, the Plan and/or this Confirmation Order, including the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or this Confirmation Order.

71.       Reorganized Cubic Energy Equity.  On the Effective Date, all Cubic Energy Interests shall be cancelled and annulled, and Reorganized Cubic Energy shall (i) file a certificate of conversion with the office of the Secretary of State for the State of Texas (ii) file a certificate of formation and certificate of conversion with the office of the Secretary of State for the State of Delaware and (iii) take all other actions necessary or advisable to reincorporate Reorganized Cubic Energy as a Delaware limited liability company. On the Effective Date, the Reorganized Cubic Energy Membership Interests shall be issued and distributed to Holders of Prepetition Secured Notes Claims entitled to receive such Reorganized Cubic Energy Membership Interests pursuant to the Plan.  The issuance of Reorganized Cubic Energy Membership Interests is authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors as applicable.  All Reorganized Cubic Energy Membership Interests issued under the Plan are duly authorized, validly issued, fully paid, and non-assessable.  The Reorganized Cubic Energy Operating Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each Holder of Reorganized Cubic Energy Membership Interests shall be bound thereby.

72.       Reorganized Cubic Asset Holding and Reorganized Cubic Asset Equity.  On the Effective Date, all Cubic Asset Holding Interests and Cubic Asset Interests shall be cancelled and annulled, and (i) Reorganized Cubic Asset shall file the Reorganized Cubic Asset Certificate of Formation with the office of the Secretary of State for the State of Delaware; (ii) reorganized Cubic Asset Holding shall file the Reorganized Cubic Asset Holding Certificate of Formation with the office of the Secretary of State for the State of Delaware; (iii) reorganized Cubic Asset Holding and Reorganized Cubic Asset shall file a certificate of merger with the office of the Secretary of State of Delaware and reorganized Cubic Asset Holding shall merge with and into Reorganized Cubic Asset, whereupon the separate existence of reorganized Cubic Asset Holding shall cease and Reorganized Cubic Asset shall be the surviving Entity and (iv) following such merger, 100% of the issued and outstanding Reorganized Cubic Asset Membership Interests shall vest in Reorganized Cubic Energy.  The issuance of Reorganized Cubic Asset Membership Interests is authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors as applicable.  All Reorganized Cubic Energy Membership Interests issued under the Plan are duly authorized, validly issued, fully paid, and non-assessable.

73.       Reorganized Cubic Louisiana Holding and Reorganized Cubic Louisiana Equity.  On the Effective Date, all Cubic Louisiana Holding Interests and Cubic Louisiana Interests shall be cancelled and annulled, and (i) Reorganized Cubic Louisiana shall file the Reorganized Cubic Louisiana Certificate of Formation with the office of the Secretary of State for the State of Delaware; (ii) Reorganized Cubic Louisiana Holding shall file the Reorganized Cubic Louisiana Holding Certificate of Formation with the office of the Secretary of State for the State of Delaware; (iii) Reorganized Cubic Louisiana Holding and Reorganized Cubic Louisiana shall file a certificate of merger with the office of the Secretary of State of Delaware and Reorganized Cubic Louisiana Holding shall merge with and into Reorganized Cubic Louisiana, whereupon the separate existence of Reorganized Cubic Louisiana Holding shall cease and Reorganized Cubic Louisiana shall be the surviving Entity and (iv) following such merger, Interests in Reorganized Cubic Louisiana shall be issued and distributed to Holders of Wells Fargo Claims entitled to receive them pursuant to Section 2.22 of the Plan.  The issuance of Reorganized Cubic Louisiana Membership Interests is authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors as applicable.  All Reorganized Cubic Louisiana Membership Interests issued under the Plan are duly authorized, validly issued, fully paid, and non-assessable.

74.       New Cubic Energy Senior Secured Notes.  On the Effective Date, the applicable Reorganized Cubic Asset Debtors and all parties to the New Financing Documents are authorized to, and shall, execute and deliver the New Financing Documents, including the New Cubic Energy Senior Secured Notes and all related documents to which such Reorganized Cubic Asset Debtors are intended to be a party on the Effective Date pursuant to the Plan.  All such documents shall become effective in accordance with their terms and the Plan.  On the Effective Date, New Cubic Energy Senior Secured Notes shall be issued to each Holder of Prepetition Secured Notes or its Affiliate, as requested by each Holder, pursuant to Sections 2.12 and 4.2 of the Plan.

75.       On the Effective Date, all of the liens and security interests intended to be granted in accordance with the New Financing Documents (the “New Secured Notes Liens”) shall be deemed approved and shall be legal, valid, binding, attached, enforceable and perfected first priority liens and security interests in the collateral for the New Cubic Energy Senior Secured Notes.  The Reorganized Cubic Asset Debtors are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish, attach and perfect the New Secured Notes Liens under the provisions of the applicable state, federal or other applicable law.  The New Secured Notes Liens shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and are not preferential transfers, fraudulent transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

76.       Modified Cubic Asset BP Hedges.  On the Effective Date, the applicable Reorganized Cubic Asset Debtors and the BP Entities are authorized to, and shall, execute and deliver the Modified Cubic Asset BP Hedges, all certificates, instruments, agreements, security documents, including UCC-1 financing statements, mortgages, assignments of leases and rents and deeds of trust, guarantees and other documents made, filed or delivered in connection therewith (collectively with the Modified Cubic Asset BP Hedges, the “New BP Documents”), and all related documents to which such Reorganized Cubic Asset Debtors are intended to be a party on the Effective Date pursuant to the Plan.  All such documents shall become effective in accordance with their terms and the Plan.  On the Effective Date, all of the liens and security interests to be granted in accordance with the New BP Documents (the “New BP Liens”) shall be deemed approved and shall be legal, valid, binding, enforceable and liens and security interests in the collateral securing the Reorganized Cubic Asset Debtors’ obligations under the Modified Cubic Asset BP Hedges, with the priority set forth in the New Financing Documents and New BP Documents.  The Reorganized Cubic Asset Debtors are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect the New BP Liens under the provisions of the applicable state, federal or other applicable law.  The New BP Liens shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and are not preferential transfers, fraudulent transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

77.       New Master Services Agreement.  On the Effective Date, the applicable Reorganized Cubic Asset Debtors and the New Manager, are authorized to, and shall, execute and deliver the New MSA, which shall become effective in accordance with its terms and the Plan.

78.       Restructuring Transactions.  On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement, the Debtors or Reorganized Debtors shall enter into the Restructuring Transactions, and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions or a restructuring of their respective businesses or the overall organizational structure of the Debtors, including the transfers of ownership of Cubic Energy and Cubic Louisiana as set forth in the Plan and this Confirmation Order, and the conversion of Reorganized Cubic Energy into a Delaware limited liability company.  The Restructuring Transactions may include one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, formations, conversions, dispositions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors or Reorganized Debtors, as applicable, to be necessary or appropriate.  The actions to be taken by the Debtors and Reorganized Debtors to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition or transfer containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, certificates of limited partnership, or formation, merger or consolidation, and other similar documents and certificates pursuant to applicable state law; and (d) all other actions determined by the Debtors and, (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders, and (y) with respect to Cubic Louisiana, WFEC, to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions.  To the extent the Debtors or the Reorganized Debtors deem appropriate, the

Restructuring Transactions may be effected pursuant to sections 368 and 381 of the Internal Revenue Code in order to preserve for the Debtors or the Reorganized Debtors the tax attributes of such Entities.  Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, from and after the Confirmation Date, the Debtors may engage in any restructuring, reorganizations, liquidation, intercompany sales and similar transactions in furtherance of the foregoing, with the prior written consent of (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) with respect to Cubic Louisiana or Cubic Louisiana Holding, WFEC and the Required Prepetition Noteholders in order to implement such tax planning.

79.                            Authority to Consummate Restructuring Transactions.  The chairman of the board of directors, president, chief executive officer, chief financial officer, any executive vice president, or any other appropriate officer, manager or managing partner of each of the Debtors or Reorganized Debtors, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, agreements or other documents, and take such other actions, as may be reasonably necessary or appropriate, to give effect to and further evidence the terms of the Plan, including the Restructuring Transactions. The secretary or assistant secretary of the Debtor or the Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

80.                            Continued Corporate Existence; New Corporate Documents.  Except as otherwise provided in the Plan, each of the Reorganized Debtors shall continue to exist as a separate legal Entity after the Effective Date.  On the Effective Date, each of the Reorganized Debtors will duly file with the applicable Secretary of State an amended certificate of incorporation, certificate of formation, or analogous corporate document that will, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities.  To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).  After the Effective Date, the Reorganized Debtors may amend and restate their respective corporate documents as permitted by the laws of their respective states, provinces, or countries of incorporation and their respective corporate documents.

81.                            Vesting of Assets in the Reorganized Debtors.  Except as expressly provided in the Plan or in this Confirmation Order, on the Effective Date, each Reorganized Debtor shall be vested with all of the property of its respective Estate, including (x) all of its interests in Oil and Gas Leases (other than Terminated Oil and Gas Leases) and (y) all Causes of Action other than Causes of Action that are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, in each case, free and clear of all Claims, Liens, encumbrances, charges and Interests, and shall thereafter hold, dispose or otherwise deal with such property and operate its business free of any restrictions imposed by the Bankruptcy Code or by this Court.  On and after the Effective Date, prosecution of Causes of Action other than Causes of Action that are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article XI of the Plan, in accordance with section 1123(b) of the Bankruptcy Code, shall be the exclusive responsibility of the applicable Reorganized Debtors, which shall have sole and absolute discretion over whether to prosecute or settle such Causes of Action, and, except as otherwise provided in the Plan, each Reorganized Debtor may operate its businesses and use, acquire, or dispose of property without supervision or approval of this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

82.                            Cancellation of Existing Agreements, Notes and Equity Interests.  On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II of the Plan are effectuated or made upon the Effective Date, except as expressly provided in the Plan or this Confirmation Order, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than any insurance policy of any of the Debtors) evidencing, giving rise to, or governing any Claim or Interest, including the Prepetition Secured Notes Documents, shall be deemed canceled, terminated and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and shall represent only the right to receive the distributions, if any, to which the Holders thereof are entitled under the Plan, and the obligations of the Debtors under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged.  On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II are effectuated or made upon the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, the Prepetition Secured Notes Agent shall be discharged of its duties under the Prepetition Secured Notes Documents.

83.                            Corporate Action.  Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (a) selection of the directors, managers, and officers for the Reorganized Debtors; (b) implementation of the Restructuring Transactions; (c) the applicable Reorganized Debtors’ execution and delivery of (x) the New Cubic Energy Senior Secured Notes and the other New Financing Documents, (y) into the Modified Cubic Asset BP Hedges and (z) the New MSA; and (d) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date, pursuant to the Plan).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.  On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, are authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the applicable Reorganized Debtors, including the New Cubic Energy Senior Secured Notes and the other New Financing Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing.  The foregoing authorizations and approvals, and any others contemplated in the Plan, shall be effective notwithstanding any requirements under nonbankruptcy law.

84.                            Authorization to Consummate.  The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver by the required parties of the conditions precedent to the Plan’s Effective Date set forth in Sections 8.1 and 8.2 of the Plan or waiver of such conditions by the required parties in accordance with Section 8.3 of the Plan.

85.                            Directors, Managers, and Officers of the Reorganized Debtors.  On the Effective Date, the existing board of directors of Cubic Energy shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, managers, shareholders and members.  The composition of the initial Reorganized Cubic Energy Board of Managers shall be consistent with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law, and shall be approved by the Required Prepetition Noteholders in their sole discretion.  The sole member of the initial Reorganized Cubic Energy Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Energy Membership Interests.  Thereafter, the members of the Reorganized Cubic Energy Board of Managers will be elected in accordance with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law.

86.                            On the Effective Date, the existing board of directors of Cubic Louisiana shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, managers, shareholders and members.  The composition of the initial Reorganized Cubic Louisiana Board of Managers shall be consistent with applicable non-bankruptcy law, and shall be approved by the holders of the Wells Fargo Claims in their sole discretion.  The sole member of the initial Reorganized Cubic Louisiana Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Louisiana Membership Interests.  Thereafter, the members of the Reorganized Cubic Louisiana Board of Managers will be elected in accordance with applicable non-bankruptcy law.

87.                            Treatment of Executory Contracts and Unexpired Leases.  The provisions governing the treatment of executory contracts, unexpired leases and other agreements set forth in Article V of the Plan shall be, and are hereby are, approved in their entirety.  For the avoidance of doubt, on the Effective Date, all executory contracts and unexpired leases of the Debtors shall be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code and in accordance with the terms and conditions of the

Plan, unless a particular executory contract or unexpired lease is (i) identified in the Assumed Contract List, (ii) assumed by a Debtor pursuant to the Plan and this Confirmation Order, (iii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iv) as of the Effective Date subject to a motion seeking assumption of such contract or lease, in which case each such executory contract or unexpired lease shall revest in, and be fully enforceable by, the applicable Reorganized Debtor in accordance with the terms thereof upon the date such contract is assumed by the applicable Debtor.  All executory contracts and unexpired leases assumed or rejected pursuant to the Plan and this Confirmation Order, including, but not limited to those executory contracts and unexpired leases identified in the Assumed Contract List, shall be assumed or rejected as of and subject to the occurrence of the Effective Date.  Entry of this Confirmation Order by this Court shall constitute approval of such rejection or assumption pursuant to sections 365 and 1123 of the Bankruptcy Code.  Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the assumption or rejection of an executory contract or unexpired lease under the Plan, if any, are overruled on their merits.

88.                            In the event that the Effective Date does not occur, this Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

89.                            Director and Officer Insurance Policies.  To the extent any D&O Liability Insurance Policies constitute executory agreements, pursuant to this Confirmation Order this Court hereby approves the assumption or assumption and assignment, as applicable, of each of such executory D&O Liability Insurance Policies.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, confirmation of the Plan shall not discharge, impair, or otherwise modify any advancement, indemnity, or other obligations of the D&O Liability Insurance Policies.  After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such D&O Liability Insurance Policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date; provided that the Reorganized Debtors’ maintenance of all “tail policies” in effect as of the Effective Date for the full term of such policies in accordance with their respective terms shall constitute compliance with this Paragraph 89.

90.                            Indemnification.  Any obligations or rights of any Debtor to indemnify, defend or advance expenses to its present and former directors, officers, employees, agents or representatives under its certificate of incorporation, by-laws, employee-indemnification policy, or under state law, or any agreement with respect to any Claim, demand, suit, cause of action, or proceeding related to such Person’s service with, for, or on behalf of the Debtors prior to the Effective Date, shall be deemed to be, and shall be treated as if they were, terminated and rejected as of the Effective Date pursuant to the Plan and section 365 of the Bankruptcy Code.  For the avoidance of doubt, nothing in this Confirmation Order or in Section 5.17 of the Plan shall impair, limit or restrict any Entity’s Claims solely against the D&O Liability Insurance Policies that are “tail” policies.

91.                            Change of Control Provisions.  The entry of this Confirmation Order, consummation of the Plan, and/or any other acts taken to implement the Plan shall not constitute a “change of control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control.

92.                            Distributions.  The procedures governing distributions contained in Article IV of the Plan shall be, and hereby are, approved in their entirety.  The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

93.                            Termination of Registration.  Upon the Effective Date, no Interests in any of the Debtors or Reorganized Debtors will be publicly traded or listed on any nationally recognized market or exchange.  On the Effective Date, (a) the obligation of each Reorganized Debtor to file periodic reports with respect to any of its Interests with the Securities and Exchange Commission will terminate, if not already terminated, and (b) each Reorganized Debtor is authorized and directed to make all filings with and notifications to the Securities and Exchange Commission and/or the Financial Industry Regulatory Authority necessary or appropriate to terminate such obligations.

94.                            Section 1145 Exemption.  Pursuant to section 1145 of the Bankruptcy Code,  except with respect to any Entity that is an underwriter as defined in section 1145(b) of the Bankruptcy Code with respect to the Reorganized Cubic Energy Membership Interests, the Reorganized Cubic Asset Membership Interests, the membership interests in reorganized Cubic Asset Holding, LLC, the Interests in Reorganized Cubic Louisiana, LLC, or the Interests in Reorganized Cubic Louisiana Holding, LLC (collectively, the “Reorganized Cubic Debtors Membership Interests”) the offer, issuance, sale or distribution of the Reorganized Cubic Debtors Membership Interests to be issued pursuant to the Plan shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable

U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.

95.                            In addition, under section 1145 of the Bankruptcy Code, the Reorganized Cubic Debtors Membership Interests will be freely tradable in the U.S. by the recipients thereof without regard to the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act and subject to any restrictions on transfer set forth in certificates representing such Reorganized Cubic Debtors Membership Interests, Interests in Reorganized Cubic Louisiana, Interests in Reorganized Cubic Louisiana Holding, Reorganized Cubic Louisiana governing documents, or the New Cubic Energy Constituent Documents, as applicable.

96.                            Section 1146 Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, (a) any transfers or mortgages or the making or delivery of any deed or other instrument of transfer from or by the Debtors to the Reorganized Debtors or any other Entity pursuant to the Plan, (b) any issuance, transfer or exchange of notes, equity securities or other instruments, (c) the creation of any mortgage, deed of trust, Lien, pledge or other security interest or (d) the making or assignment of any lease or sublease, in each case, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and pursuant to this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  All sales, transfers and assignments of owned and leased property approved pursuant to this Confirmation Order are deemed to have been made pursuant to the Plan.

97.                            Procedures for Resolving Disputed Claims.  The procedures for resolving Disputed Claims contained in Article VI of the Plan shall be, and hereby are, approved in their entirety.

98.                            Release, Exculpation, Discharge, and Injunction Provisions.  The release, exculpation, discharge, injunction, and related provisions set forth in Article XI of the Plan shall be, and hereby are, approved and authorized in their entirety, including, but not limited to:

a.                                     Debtor Release and Third-Party Releases.  The Debtor Release and Third-Party Releases set forth in Sections 11.5 and 11.6 of the Plan are hereby approved.

b.                                    Exculpation.  The Exculpation set forth in Section 11.3 of the Plan is hereby approved.

c.                                     Injunction.  The Injunction provision set forth in Section 11.4 of the Plan (including the limitations of the Injunction regarding Section 5.4 set forth in Section 11.4 of the Plan) is hereby approved.

d.                                   Discharge of Debtors.  Pursuant to the Plan, and as set forth in Section 11.1 of the Plan, upon the Effective Date, all Claims and Interests shall be terminated and the Debtors shall be deemed discharged and released therefrom under section 1141(d)(1)(A) of the Bankruptcy Code.

99.                            Cancellation of Liens.  On the Effective Date, any Lien securing any Secured Claim (other than a Lien with respect to a Claim that is reinstated pursuant to Sections 2.11 and

2.20 of the Plan) shall be deemed released, and the Holder of such Secured Claim is directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by any Debtor (or any Reorganized Debtor, as the case may be) to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by any Debtor (or the Reorganized Debtors, as the case may be).

100.                    Intercompany Claims.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, on the Effective Date, all Intercompany Claims shall be cancelled and discharged in full, and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Intercompany Claims.  In no event shall Intercompany Claims be Allowed as unsecured Claims or entitled to any distributions under the Plan.

101.                    Trade Unsecured Claims and Severance Payments.  The provisions governing Specified Cubic Asset Trade Payments and Specified Cubic Louisiana Trade Payments in Sections 3.7 and 3.8 of the Plan and Severance Payments in Section 3.9 of the Plan shall be, and hereby are, approved in their entirety.

102.                    Professional Fees.  Each Professional requesting compensation pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before the sixtieth day following the Effective Date, which fees and expenses shall be consistent with the Budget.  After notice provided in accordance with the procedures established by the Bankruptcy Code and prior Court orders, the Allowed amounts of such Professional fee claims shall be determined by this Court.

103.                    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, (a) any Debtor or Reorganized Debtor, as the case may be, is hereby authorized to pay the charges incurred by the Debtors on and after the Confirmation Date for any Professional’s fees, disbursements, expenses or related support services incurred in accordance with the Budget; and (b) unless otherwise ordered by the Court, any professional fees payable to Houlihan Lokey Capital, Inc. (“Houlihan”) for services performed before or after the Effective Date shall be payable in accordance with the payment schedule set forth in Houlihan’s engagement letter with the Debtors (as such letter may be subsequently amended from time to time following the Effective Date), each without having to file any application under sections 330 or 331 of the Bankruptcy Code.

104.                    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, each Reorganized Cubic Asset Debtor shall pay in cash all reasonable fees and expenses of the Professional Advisors to the Prepetition Secured Noteholders that are incurred in accordance with the Cubic Asset Budget in connection with the Chapter 11 Cases (which fees and expenses shall be deemed to be Allowed Cubic Asset Administrative Claims), whether incurred before or after the Petition Date, but no later than the Effective Date, and in each case, subject to the terms and provisions of the Prepetition Note Purchase Agreement, any order approving the use of cash collateral by Cubic Energy, Cubic Asset and/or Cubic Asset Holding, the Plan Support Agreement and any applicable fee letter or other similar reimbursement agreement between any Cubic Asset Debtor and the Prepetition Secured Noteholders or their Professional Advisors.  No

Professional Advisor shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to such fees and expenses.

105.                    Prepetition Secured Notes Agent Fees and Expenses.  The Prepetition Secured Notes Agent has provided necessary services under the Prepetition Note Purchase Agreement prior to and after the Petition Date.  On, or as soon as practicable after, the Effective Date, the Reorganized Cubic Asset Debtors shall pay in cash all reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent in the performance of its duties (including the reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent’s professionals (including Shipman & Goodwin LLP and Young Conaway Stargatt & Taylor, LLP) (to the extent payable under the terms of the Prepetition Note Purchase Agreement)) prior to the Effective Date, promptly upon submission of invoices therefor in accordance with the Final Cubic Asset Cash Collateral Order, provided (a) such fees, costs and expenses are reimbursable under the terms of the Prepetition Note Purchase Agreement and incurred in accordance with the Cubic Asset Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order.  Reorganized Cubic Energy shall promptly pay to the Prepetition Secured Notes Agent any fees, costs and expenses reimbursable under the terms of the Prepetition Note Purchase Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent Reorganized Cubic Energy and the Prepetition Secured Notes Agent are unable to consensually resolve any disputes regarding fees, costs or expenses and the Prepetition Secured Notes Agent continues to seek payment of such disputed amount, such payment shall occur following the entry of a Final Order of this Court resolving such dispute.  The Prepetition Secured Notes Agent shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to such fees and expenses.  Distributions received by the Holders of Prepetition Secured Notes Claims, pursuant to the Plan, shall not be reduced on account of the payment of the Prepetition Secured Notes Agent’s fees, costs and expenses pursuant to the terms of the Plan.

106.                    WFEC Fees and Expenses.  WFEC has provided necessary services under the Wells Fargo Credit Agreement prior to and after the Petition Date.  On, or as soon as practicable after, the Effective Date, the Reorganized Cubic Louisiana Debtors shall pay in cash all reasonable fees, costs and expenses incurred by WFEC in the performance of its duties (including the reasonable fees, costs and expenses incurred by the WFEC’s professionals (to the extent payable under the terms of the Wells Fargo Credit Agreement)) prior to the Effective Date promptly upon submission of invoices therefor in accordance with the Final Cubic Louisiana Cash Collateral Order, provided (a) such fees, costs and expenses are reimbursable under the terms of the Wells Fargo Credit Agreement and incurred in accordance with the Cubic Louisiana Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order.  The Reorganized Cubic Louisiana Debtors shall promptly pay to WFEC any fees, costs and expenses reimbursable under the terms of the Wells Fargo Credit Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent the Reorganized Cubic Louisiana Debtors and WFEC are unable to consensually resolve any disputes regarding fees, costs or expenses and WFEC continues to seek payment of such disputed amount, such payment shall occur following the entry of a Final Order of this Court resolving such dispute.  WFEC shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to such fees and expenses.  Distributions received by the Holders of Wells Fargo Claims, pursuant to the Plan, shall not be reduced on account of the payment of WFEC’s fees, costs and expenses pursuant to the terms of the Plan.

107.                    Compensation, Benefit, and Pension Programs.  All employee compensation, benefit and pension plans, and employment agreements or settlements reached thereunder of the Debtors entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, terminated executory contracts.  Such benefit plans and programs do not constitute “retiree benefits” subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code.

108.                    Return of Utilities Deposits.  On the Effective Date, all deposits in the segregated account established to provide utilities with adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases shall be promptly released and returned to the Debtors.

109.                    Compliance with Tax Requirements.  In connection with the Plan and all distributions thereunder, the Debtors and Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements.  The Debtors and Reorganized Debtors are authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.

110.                    The Reorganized Cubic Asset Debtors are authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Asset Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date, and the Reorganized Cubic Louisiana Debtors are authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Louisiana Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

111.                    Conditions to Effective Date.  The provisions governing the conditions precedent to the Effective Date set forth in Article VIII of the Plan shall be, and hereby are, approved in their entirety.

112.                    Modifications or Amendments.  The provisions governing the modification, revocation, or withdrawal of the Plan set forth in Article IX of the Plan shall be, and hereby are, approved in their entirety.

113.                    Retention of Jurisdiction.  Until the Effective Date, this Court shall retain jurisdiction over the Debtors, their assets and operations.  The provisions governing the retention of jurisdiction set forth in Article X of the Plan shall be, and hereby are, approved in their entirety.  Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order, the occurrence of the Effective Date or anything to the contrary in the Plan, this Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, as set forth in Article X of the Plan.

114.                    Immediate Binding Effect.  Subject to Article VIII of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the Plan and the Plan Supplement shall be immediately effective and enforceable to the fullest extent permitted under the Bankruptcy Code and applicable nonbankruptcy law.

115.                    Notwithstanding anything to the contrary in the Plan, the Bankruptcy Rules, including Bankruptcy Rule 3020(e), or otherwise, this Confirmation Order shall become immediately effective and enforceable upon its entry.

116.                    Payment of Statutory Fees.  All fees payable under section 1930 of title 28 of the United States Code shall be paid by the Debtors or Reorganized Debtors, as applicable, on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution pursuant to the Plan and this Confirmation Order.  Each and every Debtor shall remain responsible for the payment of quarterly fees pursuant to 28 U.S.C. § 1930(f) to the Office of the United States Trustee until the earlier of such time that a particular Chapter 11 Case is (x) closed, (y) dismissed, or (z) converted to a case under Chapter 7 of the Bankruptcy Code.

117.                    Effectiveness of All Actions.  Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to the Plan and this Confirmation Order, without further application to, or order of this Court, or further action by the respective officers, directors, managers, members, or stockholders of each Debtor and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations, of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, agreements, any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan and the Plan Supplement, and any documents, instruments, securities, agreements, and any amendments or modifications thereto.

118.                    Effect of Conflict Between Plan and Confirmation Order.  Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, with respect to any conflict or inconsistency between the Plan and this Confirmation Order, this Confirmation Order shall govern.  Furthermore, this Confirmation Order shall supersede any Court orders issued before the Confirmation Date that may be inconsistent with this Confirmation Order.

119.                    Nonseverability of Plan Provisions and Confirmation Order.  Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors and (c) nonseverable and mutually dependent.

120.                    Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated in accordance with its terms under sections 1101 and 1127(b) of the Bankruptcy Code.

121.                    Failure of Consummation.  If the Effective Date does not occur or is not capable of occurring because a condition precedent to the Effective Date set forth in Section 8.1 or 8.2 of the Plan cannot be satisfied and any party who can waive such condition pursuant to Section 8.3 of the Plan refuses to do so, then (a) the Plan and this Confirmation Order shall be null and void in all respects, (b) this Confirmation Order shall be vacated, (c) no distributions under the Plan or this Confirmation Order shall be made (d) any settlement or compromise embodied in the Plan or this Confirmation Order, assumption or rejection of executor contracts or unexpired leases effected by the Plan or this Confirmation Order, and any document or agreement executed pursuant to the Plan or this Confirmation Order shall be null and void in all respects, (e) all parties, including the Debtors and all Holders of Claims and Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date, and (f) nothing contained in the Plan or this Confirmation Order shall: (i) be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of any Debtor, any Prepetition Secured Noteholder, WFEC, the BP Entities or any other Entity; or (iii) constitute an admission, acknowledgment, offer or undertaking by any Debtor, any Prepetition Secured Noteholder, WFEC, the BP Entities or any other Person, in any respect.

122.                    Terms of Injunctions or Stays.  Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of this Court, shall remain in full force and effect until all distributions contemplated by the Plan and this Confirmation Order have been made and this Court has entered an order closing the Chapter 11 Cases.  The injunctive provisions of sections 524 and 1141 of the Bankruptcy Code and those contained in Section 11.4 of the Plan are permanent and shall not be affected by Section 12.5 of the Plan.

123.                    Post-Confirmation Modifications.  Without need for further order or authorization of this Court, the Debtors are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and this Confirmation Order, provided that they receive the written approval of, in their sole discretion, (i) with respect to modifications affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders; (ii) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC.

124.                    Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors’ right to alter, amend, or modify the Plan in order to remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in each case, in such manner as may be necessary to carry out the purposes and intent of the Plan is expressly reserved, provided that the Debtors receive the written approval of, in the sole discretion of the party from whom such approval is required, (i) with respect to modifications affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders, and (ii) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC.  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article IX of the Plan.

125.                    Notice of Confirmation Order.  In accordance with Bankruptcy Rules 2002 and 3020(c), within 28 days of the date of entry of this Confirmation Order, the Reorganized Debtors shall cause the notice of Confirmation (the “Confirmation Notice”), substantially in the form attached hereto as Exhibit B, to be served by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

Mailing of the Confirmation Notice in the time and manner set forth in this paragraph shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c) and no further notice is necessary.

126.                    The Confirmation Notice shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law.  This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

127.                    Applicable Nonbankruptcy Law.  The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

128.                    Waiver of Filings.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with this Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

129.                    Governing Law.  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (a) the laws of the State of New York shall govern the construction and implementation of the Plan, (b) the laws of the state of incorporation of the applicable Debtor shall govern corporate governance matters with respect to such Debtor, and (c) the laws of the state of incorporation or formation of the Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in each case, without giving effect to the principles of conflicts of law thereof.  For the avoidance of doubt, after the conversion of Debtor Cubic Energy, Inc. from a Texas corporation to a

Delaware limited liability company, the laws of the State of Delaware shall govern its corporate governance matters.

130.                    Section 345(b) Waiver.  The Debtors’ time to comply with section 345(b) of the Bankruptcy Code is hereby further extended through and including the earlier of (x) the 60th day after entry of this Order and (y) the Effective Date (the “Extension Period”); provided, however, that such extension is without prejudice to the Debtors’ right to request a further extension of the Extension Period or the waiver of the requirements of section 345(b) in the Chapter 11 Cases.

131.                    Gloria’s Ranch Litigation.  Notwithstanding anything to the contrary in the Plan, the Plan Supplement, this Order, the Plan Support Agreement, or any other agreement attached thereto, included therein or executed in connection therewith (collectively, the “Plan Agreements”):

(a)                                 nothing in the Plan Agreements shall, or shall be deemed to, alter, modify, release, limit, impair, or otherwise affect in any way whatsoever any of Gloria’s Ranch, L.L.C.’s rights, claims (including as defined under section 101(5) of the Bankruptcy Code), causes of action (inclusive of the items identified in section 1.18 of the Plan) and/or defenses of any kind whatsoever, including any right of setoff, subrogation or recoupment of any kind (collectively, “GR’s Rights”) against any debt, liability or obligation, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state laws or otherwise, against any Person or Entity other than the Debtors, their respective Estates or the Reorganized Debtors (any Person or Entity other than the Debtors, their respective Estates or the Reorganized Debtors shall collectively be referred to as the “Non-Debtor Entities”), including any and all claims Gloria’s Ranch, L.L.C. has, may assert or may have asserted against any Non-Debtor Entity in case number 541-768-A, captioned Gloria’s Ranch, L.L.C. versus Tauren Exploration, Inc., Cubic Energy, Inc., Wells Fargo Energy Capital, Inc., and Exco USA Asset, LLC (collectively, the “Caddo Defendants”) in the First Judicial District Court, Caddo Parish, Louisiana (the “Caddo Litigation”) or under the Final Judgment and Judgment on Motions for New Trial entered by the First Judicial District Court of Caddo Parish, Louisiana on November 24, 2015 (the “Caddo Judgment”).  Moreover, as used throughout this paragraph and its subparts, the term “Reorganized Debtors” does not and shall not include any non-Debtor Caddo Defendant in the Caddo Litigation;

(b)                                 nothing in the Plan Agreements, the Notice of Treatment of Debtors’ Interest in Oil and Gas Leases Pursuant to the Plan of Reorganization [D.I. 123] or the Notice of Filing of Lists of Terminated Oil and Gas Leases Relating to the Prepackaged Plan of Reorganization of Cubic Energy, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 148] (the “Notice of Filing”) shall, or shall be deemed to, alter, modify, restrict, release, limit, impair or otherwise affect in any way whatsoever any expiration, cancellation or other termination of the Gloria’s Ranch Lease, whenever such expiration, cancellation or other termination may have, or will, occur, including under and pursuant to its terms, the Caddo Judgment or otherwise; provided that on the Effective Date, consistent with the Notice of Filing, any interest of the Cubic Asset Debtors in, to or under the Gloria’s Ranch Lease (including but not limited to their rights to 51% of the shallow rights under the Gloria’s Ranch Lease) (the “Cubic Asset GR Interests”) shall be deemed expired, terminated and abandoned by no later than the day immediately prior to the Petition Date and shall not vest in the applicable reorganized Cubic Asset Debtors or any Reorganized Debtor, and the Cubic Asset Debtors and Reorganized Cubic Asset Debtors shall not retain the Cubic Asset GR Interests or any interest in or be obligated in any respect under the Gloria’s Ranch Lease or have any liability therefor;

(c)                                  For the avoidance of doubt, on the Effective Date, (i) all of the Cubic Asset GR Interests shall be deemed expired, terminated and abandoned by no later than the day immediately prior to the Petition Date and (ii) each of the Cubic Asset Debtors and Reorganized Cubic Asset Debtors shall be deemed to have waived, foregone, abandoned and/or released any right that they had, or may have, to file, register, lodge or participate in any way in an appeal of or from the Caddo Judgment; provided, however, that no Person or Entity, including the Cubic Asset Debtors and Reorganized Cubic Asset Debtors, shall be prohibited from asserting or enforcing in any forum, including in the Caddo Litigation (x) the discharge provided by the Plan Agreements or (y) the expiration, termination and abandonment of the Cubic Asset GR Interests pursuant to the Plan Agreements or the Notice of Filing;

(d)                                 Cubic Energy and the Cubic Louisiana Debtors reserve whatever right they have or may have to appeal the Caddo Judgment, and from and after the Effective Date any such right shall vest only in Reorganized Cubic Louisiana, which thereafter also shall have the right to pursue or not, or compromise or settle, such appeal at its sole cost and expense, provided however, that Gloria’s Ranch, L.L.C. reserves all of its related rights, claims and defenses. Any action or inaction taken in connection therewith shall not result in any liability against the Reorganized Cubic Asset Debtors or their respective directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives, each solely when acting in any such capacities (collectively, the “Reorganized Cubic Asset Parties”) and all Persons shall be permanently enjoined against asserting such liability against any Reorganized Cubic Asset Party, provided further, however, that the foregoing provision does not affect in any manner whatsoever GR’s Rights as against any Non-Debtor Entity and/or Reorganized Cubic Louisiana; and

(e)                                  the automatic stay imposed by Section 362(a) of the Bankruptcy Code (the “Automatic Stay”) does not apply to the pursuit of actions or proceedings against Tauren Exploration, Inc., Wells Fargo Energy Capital, Inc., and Exco USA Asset, LLC or any other Non-Debtor Entity, and the Caddo Litigation and any appeal related to the Caddo Litigation and/or the Caddo Judgment, may proceed as to Tauren Exploration, Inc., Wells Fargo Energy Capital, Inc., and Exco USA Asset, LLC or any other Non-Debtor Entity, notwithstanding the Automatic Stay, and Gloria’s Ranch may immediately record the Caddo Judgment in any parish in Louisiana or otherwise in accordance with applicable law.  Until the Effective Date, the Automatic Stay remains in place and is neither lifted nor modified as to the Debtors.  On and after the Effective Date, to the extent necessary, the Automatic Stay shall be lifted in its entirety for the purposes of the Caddo Litigation, Caddo Judgment and any appeal or further or different proceedings arising from or related thereto, including but not limited to (i) the continuing of the running of the period during which, under applicable law, the Cubic Louisiana Debtors and/or Reorganized Cubic Louisiana may seek to appeal or suspend the execution of the Caddo Judgment, (ii) the prosecution of any appeal by the Cubic Louisiana Debtors and/or Reorganized Cubic Louisiana and participation in any further or related proceedings, and (iii) as pertains to the Cubic Louisiana Debtors and/or Reorganized Cubic Louisiana, the recording and/or execution of the Caddo Judgment in any parish in Louisiana or anywhere else, or otherwise enforcing it in accordance with any applicable law. If the Effective Date shall not have occurred on or prior to the 30th day after the entry of this Order, then Gloria’s Ranch L.L.C.’s pending motion for relief from stay shall be determined by the Court and the Debtors, WFEC and the Committee of Cubic Energy Secured Noteholders shall be provided (x) not less than five business days’ notice of the date and time of the hearing on such motion and (y) the opportunity to object to such motion following such notice.

(f)                                   For the avoidance of doubt: (i) notwithstanding anything to the contrary contained in the Plan, nothing in the Plan releases, impairs, or otherwise affects in any way any Person’s or Entity’s rights, Claims, Causes of Action and/or defenses of any kind whatsoever, including any right of setoff, subrogation or recoupment of any kind against Gloria’s Ranch, L.L.C., including with respect to the Caddo Litigation and/or Caddo Judgment; (ii) on and after the Effective Date, the Debtors’ solidary liability for the monetary portion of the Caddo Judgment is discharged and the property of all Reorganized Debtors shall be free and clear of all judgments, mortgages, Liens, and privileges, including any judicial mortgage related in any way to the Debtors’ solidary liability for the monetary portion of the Caddo Judgment, and all Persons shall be permanently enjoined against asserting such monetary liability under the Caddo Judgment against any of the Reorganized Debtors, provided further, however, that the solidary or other liability of any Non-Debtor Entity under the Caddo Judgment is not modified, diminished or otherwise affected in any manner whatsoever; (iii) all Claims against any Debtor and their respective Estates, including any Claims arising from or related to the Caddo Litigation and/or the Caddo Judgment, shall constitute Cubic Asset General Unsecured Claims and shall receive the treatment afforded to Holders of such Claims in Class 6A, and such treatment shall not affect, in any way, Gloria’s Ranch, L.L.C.’s rights against Non-Debtor Entities or Reorganized Cubic Louisiana in connection with any appeal from the Caddo Judgment subject to the the provisions of the Plan (and any discharge of such obligations thereunder); and (iv) consistent with subparagraph (b) above, that portion of the Caddo Judgment declaring that the Gloria’s Ranch Lease is terminated is not affected or modified in any way whatsoever by any of the Plan Agreements, including this Order.

(g)                                  For the avoidance of doubt (if any), Gloria’s Ranch, L.L.C. is not a Releasing Party as provided under the Plan.

(h)                                 Within this Paragraph 131 of this Confirmation Order, the term “Gloria’s Ranch, L.L.C.” means Gloria’s Ranch, L.L.C., each of its current or former officers, directors, members, managers, equity or interest holders, general or limited partners, controlling persons, employees, agents, affiliates, parents, subsidiaries, predecessors, successors, heirs, executors, assigns, attorneys, or other professionals or representatives when acting in any such capacities, or any Person or Entity that has or may assert a claim (including as defined under section 101(5) of the Bankruptcy Code) or right by and through Gloria’s Ranch, L.L.C. or any claim (including as defined under section 101(5) of the Bankruptcy Code) or right obtained from Gloria’s Ranch, L.L.C.

(i)                                     Within this Paragraph 131 of this Confirmation Order, the term “Gloria’s Ranch Lease” means that certain oil, gas and mineral lease at issue in the Caddo Action (as described in the Caddo Judgment, that certain lease granted by Gloria’s Ranch, L.L.C. to Tauren Exploration, Inc. on September 17, 2004, and recorded October 7, 2004 in Conveyance Book 3712 at pages 236, et seq., under Registry Number 1941789 of the official records of Caddo Parish, Louisiana).

(j)                                    The Debtors represent that there is no insurance coverage available to any of the Debtors in order to satisfy Claims against any of the Debtors arising out of the Caddo Litigation or Caddo Judgment.

132.                    Governmental Unit Reservation of Rights.  Nothing in this Order or the Plan discharges, releases, precludes, or enjoins: (i) any police or regulatory liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date: (iii) any police or regulatory liability to a Governmental Unit on the part of any entity as the owner or operator of property after the Effective Date; (iv) any police or regulatory liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors; or (v) any right of setoff or recoupment of a Governmental Unit that is validly exercised (consistent with Section 553 of the Bankruptcy Code) before or after the Effective Date. Nor shall anything in this Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Nothing in this Order divests any tribunal of any jurisdiction it may have under environmental law to interpret this Order or the Plan or to adjudicate any defense asserted under this Order or the Plan. This Court shall also retain jurisdiction to interpret this Order or the Plan or to adjudicate any issue asserted under this Order or the Plan, including whether (x) any police or regulatory liability constitutes a Claim and (y) any Claim of a Governmental Unit, including any police or regulatory liability, arose prior to the Effective Date.  All parties reserve all rights and contentions as to whether this Court or any other tribunal with jurisdiction should interpret or apply this Paragraph or other provisions of this Order or the Plan or to adjudicate any issue asserted under the Order or the Plan.

133.                    Chieftain Exploration Matters.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order:

(a)                               For the avoidance of doubt, Chieftain Exploration Company, Inc. (“Chieftain”) is not a Releasing Party as provided under the Plan;

(b)                              To the extent necessary, the automatic stay imposed by Section 362(a) of the Bankruptcy Code (the “Automatic Stay”) shall be lifted solely as to Chieftain following the Effective Date solely to permit Chieftain to pursue appeal Cause No. 10-15-00037-CV, pending in the Tenth Court of Appeals for the State of Texas, of case Cause No. NOT-13-126 captioned Chieftain Exploration Company, Inc. v. Gastar Exploration, Ltd., filed in the 12th Judicial District, Leon County, Texas, and any further proceedings therein (the “Chieftain Litigation”), with respect to any Causes of Action that are not discharged or enjoined pursuant to Sections 11.1 and 11.4 of the Plan; and

(c)                               The Cubic Asset Debtors agree to accept any nonappealable final order, decree or judgment in the Chieftain Litigation (a “Chieftain Judgment”) solely for purposes of liquidating any amount that may be due and owing to Chieftain pursuant to Section 5.4 of the Plan; provided that the Bankruptcy Court shall retain exclusive jurisdiction to determine the treatment of all or any part of the Chieftain Judgment under the Plan, including whether all or any part of the Chieftain Judgment was discharged pursuant to Section 11.1 of the Plan.

134.                    Final Order.  This Confirmation Order is a Final Order and the period within which an appeal must be filed shall commence upon the date of entry hereof.

Dated:	February 17, 2016
Wilmington, Delaware

_/s/ Christopher S. Sontchi
HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

IMPORTANT: NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF 11 U.S.C. § 1125(a) NOR HAVE THEY BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT THAT THE DEBTORS DO FILE CHAPTER 11 CASES, THE DEBTORS EXPECT TO SEEK AN ORDER OR ORDERS OF THE BANKRUPTCY COURT, AMONG OTHER THINGS: (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH 11 U.S.C. § 1126(b); AND (2) CONFIRMING THE PLAN OF REORGANIZATION PURSUANT TO 11 U.S.C. § 1129.

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	§	CASE NOS. 15-12500
§
Cubic Energy, Inc., et al.,[4]	§
§
Debtors.	§	(Chapter 11)

THIRD AMENDED PREPACKAGED PLAN OF REORGANIZATION
OF CUBIC ENERGY, INC., ET AL.,
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Robert W. Jones		Scott D. Cousins, Esq.
Brent R. McIlwain		Justin R. Alberto, Esq.
Brian Smith		BAYARD, P.A.
HOLLAND & KNIGHT LLP		222 Delaware Avenue, Suite 900
200 Crescent Court, Suite 1600		Wilmington, DE 19801
Dallas, TX 75201		Telephone:	(302) 655-5000
Telephone:	(214) 964-9500	Facsimile:	(302) 658-6395
Facsimile:	(214) 964-9501	Email:	scousins@bayardlaw.com
Email:	robert.jones@hklaw.com		jalberto@bayardlaw.com
brent.mcilwain@hklaw.com
brian.smith@hklaw.com

Proposed Counsel for the
Debtors and Debtors in Possession

DATED: February 15, 2016

4                   The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows:  Cubic Energy, Inc. (2095); Cubic Asset Holding, LLC (3106); Cubic Asset, LLC (7565); Cubic Louisiana Holding, LLC (0729); and Cubic Louisiana, LLC (1412).

INTRODUCTION

Cubic Energy, Inc., a Texas corporation (“Cubic Energy”), together with Cubic Louisiana Holding, LLC, a Delaware limited liability company (“Cubic Louisiana Holding”), Cubic Louisiana, LLC, a Delaware limited liability company (“Cubic Louisiana”), Cubic Asset Holding, LLC, a Delaware limited liability company (“Cubic Asset Holding”), and Cubic Asset, LLC, a Delaware limited liability company (“Cubic Asset”), propose this prepackaged reorganization plan (as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date (defined below), the Plan Support Agreement (defined below) and following the Effective Date, the terms hereof, the “Plan”) pursuant to Chapter 11 of Title 11 of the United States Code. Reference is made hereby to the Disclosure Statement (as defined herein) distributed with this Plan. The Disclosure Statement, among other things, describes (a) the treatment of Claims and Interests under the Plan, including a description of securities to be issued under the Plan to satisfy certain Claims, (b) various matters relating to confirmation of the Plan, and (c) financial and other information regarding the Debtors’ and Reorganized Debtors’ businesses.

THE ONLY ENTITIES ENTITLED TO VOTE ON THE PLAN ARE THE HOLDERS OF CLASS 3 – PREPETITION SECURED NOTES CLAIMS, CLASS 4 – WELLS FARGO CLAIMS AND CLASS 5A – CUBIC ASSET BP CLAIMS.  PRIOR TO VOTING, YOU ARE URGED TO READ THE PLAN AND DISCLOSURE STATEMENT WITH CARE TO EVALUATE THE LEGAL EFFECT OF THE PLAN ON YOUR RIGHTS AND CONSULT WITH COUNSEL OF YOUR CHOICE.  NO MATERIALS OTHER THAN THE PLAN AND THE OTHER SOLICITATION MATERIALS (DEFINED BELOW) HAVE BEEN AUTHORIZED BY THE DEBTORS FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.                                Definitions

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

1.1                            “Administrative Claim” means a Claim for payment of an expense of a kind specified in sections 503(b)(1) and 507(b) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving property of the Estates, including operating expenses of the Debtors, and (b) all fees and charges assessed against the Estates under section 1930 of title 28, United States Code, but in all cases, excluding Estate Professional Fee Expenses.

1.2                            “Affiliate” means (x) with respect to any Debtor, the meaning ascribed to it in section 101(2) of the Bankruptcy Code, and (y) with respect to any other Entity, another Entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control such Entity.

1.3       “Allowed” means, with respect to any:

(a) Claim or portion thereof (other than an Administrative Claim), such Claim (i) is a Claim for which a proof of claim has been filed with the Bankruptcy Court in connection with the Chapter 11 Cases, (ii) is listed in the Schedules (as existing on the Effective Date) as not disputed, not contingent and not unliquidated, and for which no proof of claim has been filed (provided, that in the case of (i) and (ii), any such Claim shall be considered Allowed only if and to the extent that no objection to the Allowance thereof has been made, and if an objection to such Claim is filed, once the Claim has been thereafter Allowed by a Final Order), or (iii) has been allowed (x) by a Final Order, (y) if such Claim is a Claim against the Cubic Asset Debtors, pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Energy and the Holder of such Claim or (z) expressly in a liquidated amount pursuant to the terms of the Plan;

(b) Cubic Asset Administrative Claim or portion thereof, such Claim (x) was incurred in accordance with the Cubic Asset Budget in the ordinary course of the Cubic Asset Debtors’ business or (y) has been allowed (A) by a Final Order or (B) pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Energy and the Holder of such Claim;

(c) Cubic Louisiana Administrative Claim or portion thereof, such Claim (x) was incurred in accordance with the Cubic Louisiana Budget in the ordinary course of the Cubic Louisiana Debtors’ business, or (y) has been allowed (A) by a Final Order or (B) pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Louisiana and the Holder of such Claim; or

(d) Interest that, as of the Petition Date, appears of record in the equity register maintained by or on behalf of the Debtors.

1.4       “Anchorage Entities” means, collectively, Anchorage Capital Group, L.L.C. and its Affiliates (including AIO III CE, L.P., Anchorage Illiquid Opportunities III, L.P., AIO III AIV 3, L.L.C., and Anchorage Illiquid Opportunities III (B), L.P.).

1.5       “Assumed Contract List” means the list of executory contracts and unexpired leases which the Debtors are seeking to assume and the Cure amounts, if any, required to be paid in connection with such assumption pursuant to section 365(b)(1) of the Bankruptcy Code, in each case, as set forth in the Plan Supplement, which list: (a) may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of (x) in the case of executory contracts or unexpired leases to which any Cubic Asset Debtor is a party, the Required Prepetition Noteholders and (y) in the case of executory contracts or unexpired leases to which any Cubic Louisiana Debtor is a party, WFEC; (b) shall include, on a modified basis as set forth in the BP Term Sheet, with no cure amount owed, (i) as between BP Energy and Cubic

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Asset, the Operational Agency Agreement, dated October 2, 2013 and amended October 31, 2013; and (ii) as between BPPNA and Cubic Asset, the Agreement for the Daily Forward Purchase and Sale of 100% of Cubic Asset’s Crude Oil Produced from Hilltop Area in Leon and Robertson Counties in Texas, dated October 2, 2013; and (c) shall be filed with the Bankruptcy Court on or before January 15, 2016.

1.6       “Ballot” means the ballot for voting to accept or reject the Plan prepared and distributed along with the Disclosure Statement by the Debtors to Holders of Class 3, Class 4 and Class 5A Claims.

1.7       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the Petition Date, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases.

1.8       “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

1.9       “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, and the Federal Rules of Civil Procedure and the local rules of the Bankruptcy Court, as applicable to Chapter 11 Cases or proceedings therein, together with all amendments and modifications thereto, in each case, in effect during the Chapter 11 Cases.

1.10     “BP Claims” means Cubic Asset BP Claims and Cubic Louisiana BP Claims.

1.11     “BP Energy” means BP Energy Company, a Delaware corporation.

1.12     “BP Entities” means, collectively, BP Energy Company and BPPNA.

1.13     “BP Term Sheet” means the term sheet attached as Exhibit F to the Plan Support Agreement.

1.14     “BPPNA” means BP Products North America, Inc., a Maryland corporation.

1.15     “Budget” means the Cubic Asset Budget or the Cubic Louisiana Budget as the context so requires.

1.16     “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

1.17     “Cash” means legal tender of the United States.

1.18     “Causes of Action” means all rights, Claims, suits, causes of action, defenses, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances and trespasses of, or belonging to, the Estates, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

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1.19     “Chapter 11 Cases” means the jointly-administered Chapter 11 cases of the Debtors.

1.20     “Claim” means a claim within the meaning of section 101(5) of the Bankruptcy Code, whether or not asserted.

1.21     “Class” means a class of Claims or Interests listed in the Plan.

1.22     “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

1.23     “Confirmation Date” means the date the Bankruptcy Court enters the Confirmation Order.

1.24     “Confirmation Hearing” means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.25     “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, as may be amended, modified or supplemented from time to time in accordance with the terms of the Plan Support Agreement.

1.26     “Cubic Asset” shall have the meaning ascribed to it in the preamble above.

1.27     “Cubic Asset Administrative Claim” means an Administrative Claim against a Cubic Asset Debtor other than Cubic Louisiana Administrative Claims.

1.28     “Cubic Asset BP Claims” means all Claims, whether secured or unsecured, of BP Energy related to, arising under or in connection with the Cubic Asset ISDA Master Agreements or the Cubic Asset BP Hedges, and in each case, all certificates, instruments, agreements, guarantees and other documents made or delivered in connection therewith, including the Cubic Asset BP Intercreditor Agreements.

1.29     “Cubic Asset BP Hedges” means the hedging, derivative and physical commodities arrangements and/or transactions between Cubic Asset and BP Energy pursuant to the Cubic Asset ISDA Master Agreements.

1.30     “Cubic Asset BP Intercreditor Agreements” means, collectively, (a) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among the Prepetition Secured Notes Agent, BP Energy, Cubic Asset Holding, Cubic Asset and the other New Note Parties party thereto from time to time; and (b) the First Lien/Second Lien Intercreditor Agreement, dated as of October 2, 2013, among the Prepetition Secured Notes Agent, BP Energy, Cubic Asset, Cubic Asset Holding and the other New Note Parties party thereto from time to time.

1.31     “Cubic Asset ISDA Master Agreements” means, collectively, (a) the 2002 ISDA Master Agreement dated as of October 2, 2013, by and among Cubic Asset and BP Energy (as counterparty), together with any schedules and confirmations thereto, relating solely as to the

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call options transactions entered into on October 2, 2013 and (b) the 2002 ISDA Master Agreement, dated as of October 2, 2013, among BP Energy and Cubic Asset (as counterparty), together with any schedules and confirmations thereto.

1.32     “Cubic Asset Claim” means any Claim asserted against any Cubic Asset Debtor.

1.33     “Cubic Asset Budget” means the Budget for the Cubic Asset Debtors’ Chapter 11 Cases in the form attached as Exhibit B to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement.

1.34     “Cubic Asset Debtor” means, individually or collectively, Cubic Energy, Cubic Asset, or Cubic Asset Holding, as the context so requires, as debtor-in-possession and including its respective Estate.

1.35     “Cubic Asset General Unsecured Claim” means any Claim against a Cubic Asset Debtor that is neither secured by a Lien nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code.

1.36     “Cubic Asset Holding” shall have the meaning ascribed to it in the preamble above.

1.37     “Cubic Asset Other Priority Claim” means an Other Priority Claim against a Cubic Asset Debtor other than Cubic Louisiana Other Priority Claims.

1.38     “Cubic Asset Other Secured Claim” means an Allowed Secured Claim against a Cubic Asset Debtor, other than Prepetition Secured Notes Claims, Wells Fargo Claims, BP Claims or Cubic Louisiana Other Secured Claims.

1.39     “Cubic Asset Priority Tax Claim” means a Priority Tax Claim against a Cubic Asset Debtor other than Cubic Louisiana Priority Tax Claims.

1.40     “Cubic Asset Trade Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Specified Cubic Asset Trade Claims.

1.41     “Cubic Energy” shall have the meaning ascribed to it in the preamble above.

1.42     “Cubic Louisiana” shall have the meaning ascribed to it in the preamble above.

1.43     “Cubic Louisiana Administrative Claim” means an Administrative Claim against, or attributable to, a Cubic Louisiana Debtor.

1.44     “Cubic Louisiana BP Claims” means all Claims, whether secured or unsecured, of BP Energy related to, arising under or in connection with the Cubic Louisiana ISDA Master Agreement, and in each case, all certificates, instruments, agreements, guarantees and other documents made or delivered in connection therewith, including the Cubic Louisiana BP Intercreditor Agreements.

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1.45     “Cubic Louisiana BP Hedges” means the hedging, derivative and commodities arrangements and/or transactions, if any, between any of the Cubic Louisiana Debtors and BP Energy pursuant to the Cubic Louisiana ISDA Master Agreement.

1.46     “Cubic Louisiana BP Intercreditor Agreements” means (a) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among WFEC, BP Energy, the Cubic Louisiana Debtors and the other Old Note Parties party thereto from time to time and (b) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among WFEC, BP Energy, other Permitted Hedging Parties party thereto from time to time, the Cubic Louisiana Debtors and the other Credit Parties party thereto from time to time.

1.47     “Cubic Louisiana ISDA Master Agreement” means the 2002 ISDA Master Agreement, dated as of October 2, 2013, by and among Cubic Louisiana and BP Energy (as counterparty), together with any schedules and confirmations thereto.

1.48     “Cubic Louisiana Budget” means the Budget for the Cubic Louisiana Debtors’ Chapter 11 Cases, which shall include a portion of the Administrative Claims against Cubic Energy, in the form attached as Exhibit C to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement.

1.49     “Cubic Louisiana Claim” means any Claim asserted against any Cubic Louisiana Debtor.

1.50     “Cubic Louisiana Debtor” means Cubic Louisiana and/or Cubic Louisiana Holding, as the context so requires, as debtor-in-possession and including their respective Estates.

1.51     “Cubic Louisiana General Unsecured Claim” means any Claim against a Cubic Louisiana Debtor that is neither secured by a Lien nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code and any BP Claims.

1.52     “Cubic Louisiana Holding” shall have the meaning ascribed to it in the preamble above.

1.53     “Cubic Louisiana Other Priority Claim” means an Other Priority Claim against, or attributable to, a Cubic Louisiana Debtor.

1.54     “Cubic Louisiana Other Secured Claim” means an Allowed Secured Claim against, or attributable to, a Cubic Louisiana Debtor, other than a Prepetition Secured Notes Claim, Wells Fargo Claim, or BP Claim.

1.55     “Cubic Louisiana Priority Tax Claim” means a Priority Tax Claim against, or attributable to, a Cubic Louisiana Debtor.

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1.56     “Cubic Louisiana Trade Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Specified Cubic Louisiana Trade Claims.

1.57     “Cure” means the payment of Cash by the applicable Debtor or distribution of other property (as (x) in the case of the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) in the case of the Cubic Louisiana Debtors, WFEC may agree or the Bankruptcy Court may order) necessary to cure defaults under an executory contract or unexpired lease to permit the applicable Debtor to assume such contract or unexpired lease pursuant to section 365(a) of the Bankruptcy Code.

1.58     “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors issued prior to the Effective Date, including any such “tail” policies.

1.59     “Debtors” means Cubic Energy, Cubic Louisiana Holding, Cubic Louisiana, Cubic Asset Holding, and Cubic Asset, as debtors and debtors-in-possession, under sections 1107 and 1108 of the Bankruptcy Code and their respective Estates.

1.60     “Disclosure Statement” means the Disclosure Statement attached as Exhibit E to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the terms of the Plan Support Agreement, and distributed in accordance with the Plan Support Agreement, section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.61     “Disputed” means (a) with respect to any Cubic Asset Claim, such Claim or portion thereof as to which a Cubic Asset Debtor (or after the Effective Date, Reorganized Cubic Energy) has interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or that otherwise is disputed by a Cubic Asset Debtor (or after the Effective Date, Reorganized Cubic Energy) in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order and (b) with respect to any Cubic Louisiana Claim such Claim or portion thereof as to which a Cubic Louisiana Debtor (or after the Effective Date, Reorganized Cubic Louisiana) has interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or that otherwise is disputed by a Cubic Louisiana Debtor (or after the Effective Date, Reorganized Cubic Louisiana) in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

1.62     “Effective Date” means the first Business Day on which all conditions precedent in Section 8.1 of the Plan have been satisfied or, if capable of being waived, have been waived in accordance with Section 8.3.

1.63     “Eligible Cubic Asset Trade Holder” has the meaning set forth in Section 3.7.

1.64     “Eligible Cubic Louisiana Trade Holder” has the meaning set forth in Section 3.8.

1.65     “Eligible Employee” has the meaning set forth in Section 3.9.

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1.66     “Employee Claim Release” means a release to be executed by a Eligible Employee in order to receive a Severance Payment, in form and substance satisfactory to the Required Prepetition Noteholders and in substantially the form to be set forth in the Plan Supplement.

1.67     “Entity” has the meaning ascribed to such term by section 101(15) of the Bankruptcy Code.

1.68     “Environmental Material Adverse Effect” means a violation of any federal, state, local, foreign or other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or other governmental laws or restrictions relating to pollution, protection of the environment, and occupational health or safety with respect to the release of hazardous materials into the environment, which could reasonably be expected to result in a Material Adverse Effect.

1.69     “Estate” means the property of a Debtor wherever located and by whomever held, as provided under section 541 of the Bankruptcy Code.

1.70     “Estate Professional Fee Expenses” means Professionals’ fees, disbursements, expenses or related support services.

1.71     “Exculpated Parties” means the Reorganized Debtors and their respective directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives, and agents.

1.72     “Final Cubic Asset Cash Collateral Order” means the Bankruptcy Court order authorizing the Cubic Asset Debtors to use the Prepetition Secured Noteholders’ cash collateral on a final basis, in substantially similar form as the proposed order attached to the Debtors’ Motion for Entry of Interim and Final Agreed Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, and (III) Scheduling a Final Hearing [D.I. #5].

1.73     “Final Cubic Louisiana Cash Collateral Order” means the Bankruptcy Court order authorizing the Cubic Louisiana Debtors to use WFEC’s cash collateral on a final basis, in substantially similar form as the proposed order attached to the Debtors’ Motion for Entry of Interim and Final Agreed Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, and (III) Scheduling a Final Hearing [D.I. #5].

1.74     “Final Order” means an order or judgment of the Bankruptcy Court (a) which has not been reversed, stayed, modified, amended or revoked, and as to which (i) the time to appeal, petition for certiorari, or file a motion for reargument or rehearing has expired or has been waived and (ii) no appeal, petition for certiorari, or motion for review, reargument, stay or rehearing shall then be pending, or (b) in the event an appeal, petition for certiorari, or motion for review, reargument, stay or rehearing has been sought, the order or judgment of the Bankruptcy Court shall have been (i) affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and (ii) the time to take any further appeal, petition for certiorari or other proceedings for reargument, review or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order

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solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or a motion under section 1144 of the Bankruptcy Code may be filed with respect to such order.

1.75     “Holder” means the beneficial holder of any Claim or Interest.

1.76     “Holdings Merger” has the meaning set forth in Section 3.3.

1.77     “Houlihan” means Houlihan Lokey Capital, Inc. (collectively with its subsidiaries and affiliates), the Debtors’ financial advisor.

1.78     “Impaired” has the meaning ascribed to it by section 1124 of the Bankruptcy Code.

1.79     “Intercompany Claim” means any Claim held by a Debtor against any other Debtor.

1.80     “Interest” means the legal, equitable, contractual and other rights of any Entity with respect to any equity or ownership interests in a Debtor or any other right thereto (or relating thereto), including equity or ownership interests evidenced by common stock, preferred stock, membership interests, rights with respect to shareholder agreements and voting trusts, and stock options, warrants or any other rights to purchase or otherwise receive any equity or ownership interest in any Debtor, or any right to payment or compensation based upon any such interest, whether or not such interest is owned by the Holder of such right to payment or compensation.

1.81     “Lien” has the meaning ascribed to such term by section 101(37) of the Bankruptcy Code.

1.82     “Material Adverse Effect” means a material adverse change in or material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Cubic Asset Debtors taken as a whole, or (b) the ability of the Debtors to perform any of their obligations under the Plan or any Plan Supplement.

1.83     “Modified Cubic Asset BP Hedges” means the Cubic Asset BP Hedges on substantially similar terms, but as amended and restated to reflect the material terms set forth on the BP Term Sheet, and in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.84     “New Cubic Energy Constituent Documents” means the Reorganized Cubic Energy Certificate of Formation and the Reorganized Cubic Energy Operating Agreement.

1.85     “New Cubic Energy Senior Secured Notes” means the 14% first-lien senior secured notes dated as of the Effective Date due 2020 in an aggregate principal amount of $30 million issued by Reorganized Cubic Energy and guaranteed on a senior secured basis by Reorganized Cubic Asset, the material terms of which are set forth on the term sheet attached as Exhibit H to the Plan Support Agreement, and in the form attached to the Plan Supplement, as

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may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.86     “New Financing Documents” means the New Cubic Energy Senior Secured Notes and all certificates, instruments, agreements, security documents, including UCC-1 financing statements, mortgages, assignments of leases and rents and deeds of trust, guarantees and other documents made, filed or delivered in connection therewith, in each case, in form and substance acceptable to the Required Prepetition Noteholders.

1.87     “New Manager” means Fossil Operating Inc.

1.88     “New MSA” means the master services agreement dated as of the Effective Date between Reorganized Cubic Energy and the New Manager, the material terms of which are set forth on Exhibit I to the Plan Support Agreement, and in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.89     “Oil and Gas Leases” means any and all unexpired instruments in favor of the Debtors by which a leasehold or working interest is created in oil and gas and/or other liquid or gaseous hydrocarbons, including methane.

1.90     “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.91     “Person” has the meaning ascribed to such term by section 101(41) of the Bankruptcy Code.

1.92     “Petition Date” means the date on which the Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code commencing the Chapter 11 Cases.

1.93     “Plan” has the meaning ascribed to it in the Preamble above.

1.94     “Plan Supplement” means the compilation of documents and exhibits filed with the Bankruptcy Court not later than five (5) Business Days prior to the date the Confirmation Hearing is scheduled to be held, as such documents and exhibits may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof, and which documents and exhibits shall be satisfactory, in form and substance, (x) in the case of documents and exhibits affecting any Cubic Asset Debtor or Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of the Reorganized Cubic Energy Membership Interests, to the Required Prepetition Noteholders and (y) in the case of documents and exhibits affecting any Cubic Louisiana Debtor, Reorganized Cubic Louisiana or Holder of Wells Fargo Claims, to WFEC.

1.95     “Plan Support Agreement” means the Plan Support Agreement, dated as of December 10, 2015, between the Debtors, the Prepetition Secured Noteholders, WFEC, the BP

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Entities, and Fossil Operating Inc., as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

1.96     “Prepetition Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 2, 2013, by and among the Debtors, the Prepetition Secured Notes Agent, and the various note purchasers signatory thereto, as such agreement is amended, modified, and/or restated from time to time, including by the Amendment, Forbearance and Waiver Agreement, dated July 14, 2014, by and among the Debtors, the Prepetition Secured Noteholders and certain holders of registration rights.

1.97     “Prepetition Secured Notes” means all notes issued pursuant to the Prepetition Note Purchase Agreement.

1.98     “Prepetition Secured Notes Agent” means Wilmington Trust, National Association, in its capacity as agent for the Prepetition Secured Noteholders.

1.99     “Prepetition Secured Notes Claim” means all Claims related to, arising under or in connection with the Prepetition Secured Notes Documents.

1.100   “Prepetition Secured Notes Documents” means the Prepetition Secured Notes, the Prepetition Note Purchase Agreement, and, in each case, all certificates, instruments, agreements, security documents, including UCC-1 financing statements, mortgages, assignments of leases and rents and deeds of trust, guarantees and other documents made, filed or delivered in connection therewith.

1.101   “Prepetition Secured Noteholders” means, individually and collectively, each Holder of Prepetition Secured Notes.

1.102   “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.103   “Pro Rata” means, at any time, the proportion that the principal amount of a Claim or Interest in a particular Class bears to the aggregate principal amount of all Claims or Interests in that Class, calculated as of the Petition Date.

1.104   “Professional Advisors” means, collectively, the professional advisors to (A) the Prepetition Secured Noteholders, including Sullivan & Cromwell LLP, Young Conaway Stargatt & Taylor, LLP, (B) WFEC, including Liskow & Lewis APLC and Potter Anderson & Corroon LLP, and (C) the Debtors, including Houlihan, Holland & Knight LLP, and Bayard, P.A.

1.105   “Professionals” means (a) all professionals employed in the Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise and (b) all professionals or other Entities seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.106   “Released Parties” means (a) the Debtors and Reorganized Debtors, (b) the current and former directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, attorneys, financial advisors, restructuring

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advisors, investment bankers, accountants, and other professional representatives of the Debtors and the Reorganized Debtors, in their capacities as such, (c) the Prepetition Secured Notes Agent and Prepetition Secured Noteholders, (d) WFEC and the Holders of any Wells Fargo Claims, (e) the BP Entities, and (f) with respect to each Entity named in the preceding (a) through (e), each such Entity’s directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives when acting in any such capacities.

1.107   “Releasing Parties” means (a) the Prepetition Secured Notes Agent and Prepetition Secured Noteholders, (b) WFEC and the Holders of any Wells Fargo Claims, (c) the BP Entities, and (d) each Holder of a Claim that (i) affirmatively votes to accept the Plan or (ii) either (A) abstains from voting or (B) votes to reject the Plan, and in case of either (A) or (B), does not opt out of the releases by Holders of Claims in compliance with the instructions set forth in the Solicitation Materials.  Any Holder of Claims or Interests solely in Classes that are deemed to reject the Plan shall not be a Releasing Party unless such Holder (x) has agreed otherwise in writing or (y) is a Released Party.  For the avoidance of doubt, counterparties to Oil and Gas Leases (other than Terminated Oil and Gas Leases) that are not otherwise included in subsections (a) through (d) above are not Releasing Parties.

1.108   “Reorganized Cubic Asset” means Cubic Asset, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.109   “Reorganized Cubic Asset Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Asset, which shall be satisfactory, in form and substance, to the Required Prepetition Noteholders.

1.110   “Reorganized Cubic Asset Debtors” means the Cubic Asset Debtors, as reorganized under this Plan, including any successors to any Cubic Asset Debtor, by merger, consolidation or otherwise, from and after the Effective Date.

1.111   “Reorganized Cubic Asset Holding Certificate of Formation” means the amended and restated certificate of formation of reorganized Cubic Asset Holding, which shall be satisfactory, in form and substance, to the Required Prepetition Noteholders.

1.112   “Reorganized Cubic Asset Membership Interests” means membership interests in Reorganized Cubic Asset.

1.113   “Reorganized Cubic Energy” means Cubic Energy, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.114   “Reorganized Cubic Energy Board of Managers” means the board of managers of Reorganized Cubic Energy on and after the Effective Date, to be appointed in accordance with Section 3.17.

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1.115   “Reorganized Cubic Energy Certificate of Formation” means the certificate of formation of Reorganized Cubic Energy in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.116   “Reorganized Cubic Energy Operating Agreement” means the operating agreement of Reorganized Cubic Energy in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.117   “Reorganized Cubic Energy Membership Interests” means membership interests in Reorganized Cubic Energy.

1.118   “Reorganized Cubic Louisiana” means Cubic Louisiana, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.119   “Reorganized Cubic Louisiana Board of Managers” means the board of managers of Reorganized Cubic Louisiana on and after the Effective Date, to be appointed in accordance with Section 3.18.

1.120   “Reorganized Cubic Louisiana Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Louisiana, which shall be satisfactory, in form and substance, to Holders of Wells Fargo Claims.

1.121   “Reorganized Cubic Louisiana Holding” means Cubic Louisiana Holding, as reorganized under this Plan, including any successor thereto, by merger, consolidation, or otherwise, from and after the Effective Date.

1.122   “Reorganized Cubic Louisiana Holding Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Louisiana Holding, which shall be satisfactory, in form and substance, to Holders of Wells Fargo Claims.

1.123   “Reorganized Cubic Louisiana Membership Interests” means membership interests in Reorganized Cubic Louisiana.

1.124   “Reorganized Debtor” means a Debtor, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.125   “Required Prepetition Noteholders” means (x) Holders of at least 66.66% of the aggregate principal amount of outstanding Prepetition Secured Notes or (y) as long as the Prepetition Secured Noteholders consist of only (A) Anchorage Entities on the one hand and (B) Corbin Opportunity Fund, L.P., O-CAP Partners, L.P. and O-CAP Offshore Master Fund, L.P. or their respective Affiliates on the other hand, the Anchorage Entities and at least one Prepetition Secured Noteholder which is not an Anchorage Entity.

1.126   “Restructuring Transactions” has the meaning set forth in Section 3.10.

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1.127   “Section 510(b) Claim” means any Claim arising from the rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.128   “Secured Claim” means any Claim, including principal, interest, fees and expenses as determined pursuant to section 506(b) of the Bankruptcy Code, against any of the Debtors (a) secured, in whole or in part by a Lien on, or security interest in, any assets or property of the Debtors, which Lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the assets or property securing any such Claims, or (b) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the amount subject to such setoff.

1.129   “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.130   “Severance Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Severance Payments.

1.131   “Severance List” means the list of employees receiving Severance Payments from the Severance Account and the amounts to be paid to such Persons therefrom, in each case, as set forth on Exhibit L to the Plan Support Agreement, which list may be amended, modified or supplemented by the Debtors from time to time prior to the Effective Date with the prior written consent of the Required Prepetition Noteholders.

1.132   “Severance Payment” has the meaning set forth in Section 3.9.

1.133   “Specified Cubic Asset Trade Claims” means those Claims set forth in the list included in the Plan Supplement, which list: (a) may be amended, modified, or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of the Required Prepetition Noteholders, (b) shall be filed on or before January 15, 2016, and (c) notwithstanding anything to the contrary in this Plan, shall not be amended after January 15, 2016 to remove any such claims, unless such Claims have otherwise been paid or satisfied in the ordinary course; and as such list may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement; provided, that no Claims designated as Specified Cubic Asset Trade Claims as of January 15, 2016 may be removed from such list after January 15, 2016.

1.134   “Specified Cubic Asset Trade Payment” has the meaning set forth in Section 3.7.

1.135   “Specified Cubic Louisiana Trade Claims” means those Claims set forth in the list included in the Plan Supplement, which list: (a) may be amended, modified, or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of WFEC, (b) shall be filed on or before January 15, 2016, and (c) notwithstanding anything to the contrary in this Plan, shall not be amended after January 15, 2016 to remove any such claims, unless such Claims have otherwise been paid or satisfied in the ordinary course; and as such list may be amended,

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modified or supplemented from time to time in accordance with the Plan Support Agreement; provided, that no Claims designated as Specified Cubic Louisiana Trade Claims as of January 15, 2016 may be removed from such list after January 15, 2016.

1.136            “Specified Cubic Louisiana Trade Payment” has the meaning set forth in Section 3.8.

1.137            “Solicitation Materials” means the Disclosure Statement, Plan, Confirmation Order, and Ballot.

1.138            “Terminated Oil and Gas Leases” means Oil and Gas Leases, if any, set forth in the list included in the Plan Supplement, which leases shall be deemed terminated and abandoned as of the day immediately prior to the Petition Date and shall not vest in the applicable reorganized Debtor, which list: (a) may be amended, modified or supplemented from time to time in accordance with the prior written consent of (x) in the case of Oil and Gas Leases owned by any Cubic Asset Debtor, the Required Prepetition Noteholders and (y) in the case of Oil and Gas Leases owned by any Cubic Louisiana Debtor, WFEC; provided, that no Oil and Gas Lease may be designated as a Terminated Oil and Gas Lease after January 20, 2016, unless otherwise agreed by the applicable Debtor, the non-Debtor counterparty to such Oil and Gas Lease and (x) in the case of Oil and Gas Leases owned by any Cubic Asset Debtor, the Required Prepetition Noteholders and (y) in the case of Oil and Gas Leases owned by any Cubic Louisiana Debtor, WFEC.

1.139            “Trade Unsecured Claim Release” means a release to be executed by a Eligible Cubic Asset Trade Holder or Eligible Cubic Louisiana Trade Holder (as applicable) in order to receive a Specified Cubic Asset Trade Payment or Specified Cubic Louisiana Trade Payment (as applicable), in form and substance satisfactory to the Required Prepetition Noteholders and WFEC and in substantially the form to be set forth in the Plan Supplement.

1.140            “Wells Fargo Claim” means all Claims arising under or in connection with the Wells Fargo Credit Agreement.

1.141            “Wells Fargo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 2, 2013, by and among Cubic Louisiana and WFEC, as such agreement may be further amended, modified, and/or restated.

1.142            “WFEC” means Wells Fargo Energy Capital, Inc., a Texas corporation.

B.                                 Scope of Definitions; Rules of Construction

1.143            Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Definitions shall apply to the plural as well as the singular number.

C.                                Rules of Interpretation

1.144            General.  In the Plan (a) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented

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from time to time, in accordance with the terms thereof, the Plan Support Agreement, or this Plan, as applicable, (b) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (c) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (d) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (e) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.145            “Including.”  As used in the Plan, “including” means “including without limitation.”

1.146            “On.”  With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after such date, except with respect to distributions to Holders of Class 3 – Prepetition Secured Notes Claims, Class 4 – Wells Fargo Claims and Class 5A – Cubic Asset BP Claims.

D.                                Computation of Time

1.147            Bankruptcy Rule 9006(a) shall apply to computing any period of time prescribed or allowed by the Plan.

ARTICLE II

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                Classification

2.1                            The treatment of certain unclassified Claims under the Plan is set forth in Sections 2.2 through 2.8 of this Article II.  The Plan classifies all remaining Claims and Interests not addressed in this Article II into the Classes listed in Sections 2.10 through 2.28 of this Article II for all purposes, including for purposes of voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is classified in a particular Class only to the extent that the obligation giving rise to such Claim or Interest qualifies within the description of such Class, and is classified in a different Class to the extent any portion thereof qualifies within the description of a different Class.  Claims against or Interests in the Debtors are classified in accordance with section 1122(a) of the Bankruptcy Code.

B.                                 Unclassified Claims

Unclassified Claims of Cubic Asset Debtors:

2.2                            Cubic Asset Administrative Claims. Each Holder of an Allowed Cubic Asset Administrative Claim shall receive payment in full in Cash by Reorganized Cubic Energy of the unpaid portion of such Cubic Asset Administrative Claim, at the sole discretion of Reorganized Cubic Energy, (a) on the Effective Date or as soon thereafter as is reasonably practicable, (b) in the ordinary course of Reorganized Cubic Energy’s business, or (c) as otherwise agreed by Reorganized Cubic Energy and the Holder of such Allowed Cubic Asset Administrative Claim.

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2.3                            Cubic Asset Priority Tax Claims.  Each Holder of an Allowed Cubic Asset Priority Tax Claim shall receive, at the sole discretion of Reorganized Cubic Energy, (a) payment in Cash by Reorganized Cubic Energy in an amount of such Holder’s Allowed Cubic Asset Priority Tax Claim on the later of the Effective Date or when such Allowed Cubic Asset Priority Tax Claim becomes due, or (b) deferred Cash payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.  No Holder of an Allowed Cubic Asset Priority Tax Claim will be entitled to receive any payments on account of any pre-Effective Date interest accrued on, or penalty arising after the Petition Date with respect to or in connection with, any Allowed Cubic Asset Priority Tax Claim. Notwithstanding the foregoing, if any Cubic Asset Priority Tax Claim arises on account of any taxable income generated from any Cubic Louisiana Debtor and such Claim must be satisfied in Cash (i.e., such taxable income cannot be offset by net operating losses available to Reorganized Cubic Energy), such amount shall be paid by Reorganized Cubic Louisiana.  This Section 2.3 shall not limit the treatment under this Plan of such interest or penalties that constitute Allowed Administrative Claims.

Unclassified Claims of Cubic Louisiana Debtors:

2.4                            Cubic Louisiana Administrative Claims.  Each Holder of an Allowed Cubic Louisiana Administrative Claim shall receive payment in full in Cash by Cubic Louisiana of the unpaid portion of such Cubic Louisiana Administrative Claim, at the sole discretion of Reorganized Cubic Louisiana, (a) on the Effective Date or as soon thereafter as is reasonably practicable, (b) in the ordinary course of Reorganized Cubic Louisiana’s business, or (c) as otherwise agreed by Reorganized Cubic Louisiana and the Holder of such Allowed Cubic Louisiana Administrative Claim.

2.5                            Cubic Louisiana Priority Tax Claims. Each Holder of an Allowed Cubic Louisiana Priority Tax Claim shall receive, at the sole discretion of Reorganized Cubic Louisiana, (a) payment in Cash by Cubic Louisiana in an amount of such Holder’s Allowed Cubic Louisiana Priority Tax Claim on the later of the Effective Date or when such Allowed Cubic Louisiana Priority Tax Claim becomes due, or (b) deferred Cash payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.  No Holder of an Allowed Cubic Louisiana Priority Tax Claim will be entitled to receive any payments on account of any pre-Effective Date interest accrued on, or penalty arising after the Petition Date with respect to or in connection with, any Allowed Cubic Louisiana Priority Tax Claim.  This Section 2.5 shall not limit the treatment under this Plan of such interest or penalties that constitute Allowed Administrative Claims.

Fees and Expenses of Professional Advisors

2.6                            Professional Fees.  Each Professional requesting compensation pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before the sixtieth day following the Effective Date, which fees and expenses shall be consistent with the Budget. Without limiting the foregoing:  (a) any Debtor or Reorganized Debtor, as the case may be, may pay the charges incurred by the Debtors on and after the Confirmation Date for any Professional’s fees, disbursements, expenses or related support services incurred in accordance

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with the Budget, without application to or approval by the Bankruptcy Court; and (b) any professional fees payable to Houlihan for services performed before or after the Effective Date shall be payable in accordance with the payment schedule set forth in Houlihan’s engagement letter with the Debtors (as such letter may be subsequently amended from time to time following the Effective Date).

2.7                            Prepetition Secured Notes Agent Fees and Expenses.  The Prepetition Secured Notes Agent has provided and will continue to provide necessary services under the Prepetition Note Purchase Agreement prior to and after the Petition Date. On, or as soon as practicable after, the Effective Date, the Reorganized Debtors shall pay in cash all reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent in the performance of its duties (including the reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent’s professionals (including, without limitation, Shipman & Goodwin LLP)(to the extent payable under the terms of the Prepetition Note Purchase Agreement)) prior to the Effective Date promptly upon submission of invoices therefor in accordance with the Final Cubic Asset Cash Collateral Order and without the need for filing fee applications with the Bankruptcy Court, provided (a) such fees, costs and expenses are reimbursable under the terms of the Prepetition Note Purchase Agreement and incurred in accordance with the Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order. Reorganized Cubic Energy shall promptly pay to the Prepetition Secured Notes Agent any fees, costs and expenses reimbursable under the terms of the Prepetition Note Purchase Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent Reorganized Cubic Energy and the Prepetition Secured Notes Agent are unable to consensually resolve any disputes regarding fees, costs or expenses and the Prepetition Secured Notes Agent continues to seek payment of such disputed amount pursuant to this Section 2.7, such payment shall occur following the entry of a Final Order of the Bankruptcy Court resolving such dispute. Distributions received by the holders of Prepetition Secured Notes Claims, pursuant to the Plan, shall not be reduced on account of the payment of the Prepetition Secured Notes Agent’s fees, costs and expenses pursuant to the terms of the Plan.

2.8                            WFEC Fees and Expenses.  WFEC has provided and will continue to provide necessary services under the Wells Fargo Credit Agreement prior to and after the Petition Date. On, or as soon as practicable after, the Effective Date, the Reorganized Cubic Louisiana Debtors shall pay in cash all reasonable fees, costs and expenses incurred by WFEC in the performance of its duties (including the reasonable fees, costs and expenses incurred by the WFEC’s professionals (to the extent payable under the terms of the Wells Fargo Credit Agreement)) prior to the Effective Date promptly upon submission of invoices therefor in accordance with the Final Cubic Louisiana Cash Collateral Order and without the need for filing fee applications with the Bankruptcy Court, provided (a) such fees, costs and expenses are reimbursable under the terms of the Wells Fargo Credit Agreement and incurred in accordance with the Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order.  The Reorganized Cubic Louisiana Debtors shall promptly pay to WFEC any fees, costs and expenses reimbursable under the terms of the Wells Fargo Credit Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent the Reorganized Cubic Louisiana Debtors and WFEC are unable to consensually resolve any disputes regarding fees, costs or expenses and WFEC continues to seek payment of such disputed amount pursuant to this Section 2.8, such payment shall occur following the entry of a Final Order of the

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Bankruptcy Court resolving such dispute. Distributions received by the holders of Wells Fargo Claims, pursuant to the Plan, shall not be reduced on account of the payment of WFEC’s fees, costs and expenses pursuant to the terms of the Plan.

C.                                Classes and Treatment of Claims and Interests Therein

Limited Deemed Substantive Consolidation

2.9                            The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order deeming the substantive consolidation of the Debtors’ Estates for certain limited purposes relating to the Plan, including voting, confirmation, and distributions.  As a result of such deemed consolidations, each Class of Claims and Interests against or in a Debtor will be treated as being asserted against a single consolidated Estate of all of the Debtors without regard to the separate legal existence of the Debtors.  The Plan will not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to voting and distribution rights as set forth herein.  Notwithstanding the foregoing, each and every Debtor shall remain responsible for the payment of quarterly fees to the Office of the United States Trustee pursuant to 29 U.S.C. § 1930 until the earlier of the time a particular Chapter 11 Case is (x) closed, (y) dismissed, or (z) converted to a case under Chapter 7 of the Bankruptcy Code.

Classes of Claims Against Cubic Asset Debtors:

2.10                    Class 1A.  Cubic Asset Other Priority Claims.  Each Holder of an Allowed Class 1A Cubic Asset Other Priority Claim shall be paid in full by Reorganized Cubic Energy, in Cash, as soon as reasonably practicable on the later of (a) the Effective Date and (b) the date on which such Cubic Asset Other Priority Claim becomes an Allowed Claim payable under applicable law or any agreement relating thereto. Class 1A Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.11                    Class 2A.  Cubic Asset Other Secured Claims.  Each Holder of an Allowed Class 2A Cubic Asset Other Secured Claim shall receive, at the sole discretion of Reorganized Cubic Energy, on the Effective Date or as soon thereafter as is reasonably practicable, (a) payment in full by Reorganized Cubic Energy, in Cash, including payment of any interest Allowed and payable under section 506(b) of the Bankruptcy Code, of such Allowed Cubic Asset Other Secured Claim; (b) delivery of the collateral securing such Allowed Cubic Asset Other Secured Claim; or (c) treatment of such Allowed Cubic Asset Other Secured Claim in any other manner that renders such Claim unimpaired.  Class 2A Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.12                    Class 3.  Prepetition Secured Notes Claims. Each Holder of Prepetition Secured Notes Claims shall receive, on the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, its Prepetition Secured Notes Claims, its Pro Rata share of (A) 1,000 Reorganized Cubic Energy Membership Interests, plus (B) the New Cubic Energy Senior Secured Notes.  In addition, notwithstanding Section 2.7, all reasonable fees and expenses of the Professional Advisors to the Prepetition Secured Noteholders that are incurred in accordance with the Cubic Asset Budget in connection with the Chapter 11 Cases (whether incurred before or after the Petition Date, but no later than the Effective Date, and in each case, subject to the

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terms and provisions of the Prepetition Note Purchase Agreement, any order approving the use of cash collateral by Cubic Energy, Cubic Asset and/or Cubic Asset Holding, the Plan Support Agreement and any applicable fee letter or other similar reimbursement agreement between any Debtor and the Prepetition Secured Noteholders or their Professional Advisors) shall be deemed to be Allowed Cubic Asset Administrative Claims for purposes hereof.  Class 3 Prepetition Secured Notes Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.13                    Class 5A.  Cubic Asset BP Claims.  In full and final satisfaction, release, and discharge of, and in exchange for, the Cubic Asset BP Claims, the BP Entities and the Reorganized Cubic Asset Debtors shall execute and deliver the Modified Cubic Asset BP Hedges, which shall take effect on the Effective Date, and such Modified Cubic Asset BP Hedges shall be deemed to supersede and replace the Cubic Asset BP Hedges in their entirety.  Class 5A Cubic Asset BP Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.14                    Class 6A.  Cubic Asset General Unsecured Claims.  On the Effective Date, Cubic Asset General Unsecured Claims will be discharged and eliminated, and the Holders of any Cubic Asset General Unsecured Claims will not receive any distributions or property under the Plan on account of such Claims.  Class 6A Cubic Asset General Unsecured Claims are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.15                    Class 7.  Section 510(b) Claims.  On the Effective Date, Section 510(b) Claims (if any) will be discharged and eliminated, and the Holders of any Section 510(b) Claims will not receive any distributions or property under the Plan on account of such Claims (if any such Claims exist).  Class 7 Section 510(b) Claims are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.16                    Class 8.  Cubic Energy Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Energy will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 8 Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.17                    Class 9A.  Cubic Asset Holding Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Asset Holding will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 9A Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.18                    Class 9B.  Cubic Asset Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other

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prepetition Interests in Cubic Asset will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 9B Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

Classes of Claims Against Cubic Louisiana Debtors:

2.19                    Class 1B.  Cubic Louisiana Other Priority Claims. Each Holder of an Allowed Class 1B Cubic Louisiana Other Priority Claim shall be paid in full by Reorganized Cubic Louisiana, in Cash, as soon as reasonably practicable on the later of (a) the Effective Date and (b) the date on which such Cubic Louisiana Other Priority Claim becomes an Allowed Claim payable under applicable law or any agreement relating thereto. Class 1B Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.20                    Class 2B.  Cubic Louisiana Other Secured Claims.  Each Holder of an Allowed Class 2B Cubic Louisiana Other Secured Claim shall receive, at the sole discretion of Reorganized Cubic Louisiana, on the Effective Date or as soon thereafter as is reasonably practicable, (a) payment in full by Reorganized Cubic Louisiana, in Cash, including payment of any interest Allowed and payable under section 506(b) of the Bankruptcy Code, of such Allowed Cubic Louisiana Other Secured Claim; (b) a return of the collateral securing such Allowed Cubic Louisiana Other Secured Claim; or (c) treatment of such Allowed Cubic Louisiana Other Secured Claim in any other manner that renders such Claim unimpaired.  Class 2B Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.21                    Class 3.  Prepetition Secured Notes Claims. Holders of Prepetition Secured Notes Claims shall receive the treatment set forth in Section 2.12.

2.22                    Class 4.  Wells Fargo Claims.  Holders of Wells Fargo Claims shall receive, on the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, their Wells Fargo Claims, their Pro Rata share of 100% of the membership interests in Reorganized Cubic Louisiana.  Class 4 Wells Fargo Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.23                    Class 5B.  Cubic Louisiana BP Claims.  The Cubic Louisiana BP Hedges are deemed rejected and terminated as of the day immediately prior to the Effective Date.  On the Effective Date, all Cubic Louisiana BP Claims will be discharged and eliminated, and the Holders of Cubic Louisiana BP Claims will receive no distributions under the Plan on account of such Claims.

2.24                    Class 6B.  Cubic Louisiana General Unsecured Claims.  On the Effective Date, Cubic Louisiana General Unsecured Claims will be discharged and eliminated, and the Holders of any Cubic Louisiana General Unsecured Claims will not receive any distributions or property under the Plan on account of such Claims.  Class 5B Cubic Louisiana General Unsecured Claims

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are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.25                    Class 7.  Section 510(b) Claims.  Holders of Section 510(b) Claims (if any) shall receive the treatment set forth in Section 2.15.

2.26                    Class 10A.  Cubic Louisiana Holding Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Louisiana Holding will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 10A Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.27                    Class 10B.  Cubic Louisiana Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Louisiana will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 10B Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

D.                                Intercompany Claims

2.28                    Notwithstanding anything herein to the contrary, on the Effective Date all Intercompany Claims will be cancelled and discharged in full, and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Intercompany Claims.  In no event shall Intercompany Claims be Allowed as unsecured Claims or entitled to any distributions under the Plan.

E.                                 Aggregation

2.29                    If an Entity has more than one Claim in the same Class, such Claims shall be aggregated and treated as a single Claim. If an Entity has Claims in different Classes, such Claims shall be aggregated only within the same Class and not across Classes.

F.                                  Alternative Treatment

2.30                    Notwithstanding any provision herein to the contrary, (a) any Holder of an Allowed Claim or Interest against a Cubic Asset Debtor may receive, instead of the distribution or treatment to which it is entitled hereunder, any other lesser distribution or treatment to which it and, prior to the Effective Date, the Debtors and the Required Prepetition Noteholders may agree in writing and following the Effective Date, Reorganized Cubic Energy may agree in writing, and (b) any Holder of an Allowed Claim or Interest against Cubic Louisiana or Cubic Louisiana Holding may receive, instead of the distribution or treatment to which it is entitled hereunder, any other lesser distribution or treatment to which it and, prior to the Effective Date, the Debtors and WFEC may agree in writing, and following the Effective Date, Reorganized Cubic Louisiana may agree in writing.

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ARTICLE III

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                Satisfaction of Allowed Claims

3.1                            The Holders of Allowed Claims in Classes 1 through 6B and Allowed Interests in Classes 7 through 10B shall be satisfied in accordance with the terms of this Plan.

B.                                 Cancellation of Interests; Issuance of Reorganized Cubic Energy Membership Interests

3.2                            Cubic Energy Interests.  On the Effective Date, all Cubic Energy Interests shall be cancelled and annulled, and Reorganized Cubic Energy shall file a certificate of conversion and the Reorganized Cubic Energy Certificate of Formation with the office of the Secretary of State of Delaware and take all other actions necessary or advisable to reincorporate Reorganized Cubic Energy as a Delaware limited liability company, and the Reorganized Cubic Energy Membership Interests shall be issued and distributed to Holders of Prepetition Secured Notes Claims in accordance with the terms hereof.  The Reorganized Cubic Energy Operating Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding and enforceable in accordance with its terms, and each Holder of Reorganized Cubic Energy Membership Interests shall be bound thereby.

3.3                            Cubic Asset Holding Interests. On the Effective Date, the Reorganized Cubic Asset Holdings Certificate of Formation shall be filed with the office of the Secretary of State of Delaware, and all Cubic Asset Holding Interests shall be cancelled and annulled.  Immediately following the filing of the Reorganized Cubic Asset Certificate of Formation with the office of the Secretary of State of Delaware, reorganized Cubic Asset Holding shall file a certificate of merger with the office of the Secretary of State of Delaware and shall, on the Effective Date, merge (the “Holdings Merger”) with and into reorganized Cubic Asset, whereupon the separate existence of Reorganized Cubic Asset Holding shall cease and Reorganized Cubic Asset shall be the surviving Entity.

3.4                            Cubic Asset Interests.  On the Effective Date, the Reorganized Cubic Asset Certificate of Formation shall be filed with the office of the Secretary of State of Delaware and all Cubic Asset Interests shall be cancelled and annulled. Following the Holdings Merger, 100% of the issued and outstanding Reorganized Cubic Asset Membership Interests shall vest in Reorganized Cubic Energy.

3.5                            Cubic Louisiana Interests.  On the Effective Date, the Reorganized Cubic Louisiana Certificate of Formation shall be filed with the office of the Secretary of State of Delaware and all Cubic Louisiana Interests shall be cancelled and annulled.  On the Effective Date, newly issued Interests in Reorganized Cubic Louisiana will be distributed to Holders of Wells Fargo Claims in accordance with  Section 2.22.

3.6                            Cubic Louisiana Holding Interests.  On the Effective Date, the Reorganized Cubic Louisiana Holding Certificate of Formation shall be filed with the office of the Secretary of State of Delaware, and all Cubic Louisiana Holding Interests shall be cancelled and annulled.

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Immediately following the filing of the Reorganized Cubic Louisiana Certificate of Formation with the office of the Secretary of State of Delaware, Reorganized Cubic Louisiana Holding shall file a certificate of merger with the office of the Secretary of State of Delaware and shall, on the Effective Date, merge with and into Reorganized Cubic Louisiana, whereupon the separate existence of Reorganized Cubic Louisiana Holding shall cease and Reorganized Cubic Louisiana shall be the surviving Entity.

C.                                Payment of Trade Unsecured Claims

3.7                            Cubic Asset Debtor Trade Unsecured Claims.  Within thirty (30) Business Days following the Effective Date, Holders of Reorganized Cubic Energy Membership Interests shall establish the Cubic Asset Trade Account.  Holders of Reorganized Cubic Energy Membership Interests shall contribute their Pro Rata share (based on their respective ownership percentage of Reorganized Cubic Energy) of an amount sufficient to satisfy the aggregate amount of Specified Cubic Asset Trade Claims to Reorganized Cubic Energy for deposit to such account.  Each Holder of a Specified Cubic Asset Trade Claim that (a) does not object to the confirmation of the Plan and (b) on or prior to the 30th Business Day following the Effective Date, executes a Trade Unsecured Claim Release (an “Eligible Cubic Asset Trade Holder”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Holder, receive a Cash payment from the Cubic Asset Trade Account equal to the amount of its Specified Cubic Asset Trade Claim (any of the foregoing, a “Specified Cubic Asset Trade Payment”).  After all Specified Cubic Asset Trade Payments have been distributed to Eligible Cubic Asset Trade Holders, the undistributed amount remaining in the Cubic Asset Trade Account, if any, shall become the sole and exclusive property of the Holders of Reorganized Cubic Energy Membership Interests.  Pursuant to the Plan, the Cubic Asset Trade Account and the proceeds therein shall not be property of the Estates pursuant to section 541 of the Bankruptcy Code.

3.8                            Cubic Louisiana Debtor Trade Unsecured Claims.  Within thirty (30) Business Days following the Effective Date, Holders of Wells Fargo Claims (or one of their Affiliates) shall establish the Cubic Louisiana Trade Account.  Holders of Wells Fargo Claims shall contribute an amount sufficient to satisfy the aggregate amount of Specified Cubic Louisiana Trade Claims to Reorganized Cubic Louisiana for deposit to such account.  Each Holder of a Specified Cubic Louisiana Trade Claim that (a) does not object to the confirmation of the Plan and (b) on or prior to the 30th Business Day following the Effective Date, executes a Trade Unsecured Claim Release (an “Eligible Cubic Louisiana Trade Holder”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Holder, receive a Cash payment from the Cubic Louisiana Trade Account equal to the amount of its Specified Cubic Louisiana Trade Claim (any of the foregoing, a “Specified Cubic Louisiana Trade Payment”).  After all Specified Cubic Louisiana Trade Payments have been distributed to Eligible Cubic Louisiana Trade Holders, the undistributed amount remaining in the Cubic Louisiana Trade Account, if any, shall become the sole and exclusive property of the Holders of Wells Fargo Claims.  Pursuant to the Plan, the Cubic Louisiana Trade Account and the proceeds therein shall not be property of the Estates pursuant to section 541 of the Bankruptcy Code.

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D.                                Severance Payments

3.9                            Severance Payments by Holders of Reorganized Cubic Energy Membership Interests.  Within thirty (30) Business Days following the Effective Date, Holders of Reorganized Cubic Energy Membership Interests shall establish the Severance Account.  Holders of Reorganized Cubic Energy Membership Interests shall contribute their Pro Rata share (based on their respective ownership percentage of Reorganized Cubic Energy) of the amounts needed to fund the severance payments called for in the Severance List at the times called for in such Severance List (taking into account any deferrals permitted pursuant to the Severance List).  Each Person set forth on the Severance List that (a) does not object to the confirmation of the Plan and (b) executes an Employee Claim Release (an “Eligible Employee”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Person, receive a Cash payment from the Severance Account at the times set forth in the Severance List (taking into account any deferrals permitted pursuant to the Severance List) (a “Severance Payment”).  After all Severance Payments have been distributed to Eligible Employees, the undistributed amount remaining in the Severance Account, if any, shall become the sole and exclusive property of the Holders of Reorganized Cubic Energy Membership Interests.

E.                                 Restructuring Transactions and Plan Supplement

3.10                    Restructuring Transactions.  On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement, the Debtors or Reorganized Debtors shall enter into the restructuring transactions contemplated herein, including the transactions contemplated by Sections 3.2 through 3.6, and in the Plan Supplement and Plan Support Agreement (the “Restructuring Transactions”), and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions or a restructuring of their respective businesses or the overall organizational structure of the Debtors, including the transfers of ownership of Cubic Energy and Cubic Louisiana as set forth herein and the conversion of Reorganized Cubic Energy into a Delaware limited liability company.  The actions to be taken by the Debtors and Reorganized Debtors to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition or transfer containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, certificates of limited partnership, or formation, merger or consolidation, and other similar documents and certificates pursuant to applicable state law; and (d) all other actions determined by the Debtors and, (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders, and (y) with respect to Cubic Louisiana, WFEC, to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions.  To the extent the Debtors or the Reorganized Debtors deem appropriate, the Restructuring Transactions may be effected pursuant to sections 368 and 381 of the Internal Revenue Code in order to preserve for the Debtors or the Reorganized Debtors the tax attributes of such Entities.  Notwithstanding anything else to the contrary herein, from and after the Confirmation Date, the Debtors may

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engage in any restructuring, reorganizations, liquidation, intercompany sales and similar transactions in furtherance of the foregoing, with the prior written consent of (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) with respect to Cubic Louisiana or Cubic Louisiana Holding, WFEC and the Required Prepetition Noteholders in order to implement tax planning.

3.11                    Authority to Consummate Restructuring Transactions.  The chairman of the board of directors, president, chief executive officer, chief financial officer, any executive vice president or senior vice president, or any other appropriate officer, manager or managing partner of each of the Debtors or Reorganized Debtors, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, agreements or other documents, and take such other actions, as may be reasonably necessary or appropriate, to give effect to and further evidence the terms of this Plan. The secretary or assistant secretary of the Debtor or the Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

F.                                  Management of the Reorganized Debtors and Employee Matters

3.12                    Management of Reorganized Cubic Energy and Reorganized Cubic Asset Debtors.  On the Effective Date, the Reorganized Cubic Asset Debtors will enter into the New MSA.  The names, titles, and compensation to be paid to each of the officers of the Reorganized Cubic Asset Debtors (including any compensation payable pursuant to the New MSA) shall be set forth in the Plan Supplement.

3.13                    Management of Reorganized Cubic Louisiana.  The Debtors anticipate that the Cubic Louisiana Debtors will continue to retain the services of their existing employees, officers, and managers that were serving such Entities immediately prior to the Effective Date.  Consistent with section 1129(a)(5) of the Bankruptcy Code, the Persons that will serve as officers of Reorganized Cubic Louisiana on the Effective Date, as well as the compensation of any such officers constituting “insiders” of the Cubic Louisiana Debtors, will be disclosed in the Plan Supplement to be submitted prior to the Confirmation Hearing.

G.                               SEC and Listing Matters

3.14                    Termination of Registration.  Upon the Effective Date, no Interests in any of the Debtors or Reorganized Debtors will be publicly traded or listed on any nationally recognized market or exchange.  On the Effective Date, (a) the obligation of each Reorganized Debtor to file periodic reports with respect to any of its Interests with the Securities and Exchange Commission will terminate, if not already terminated, and (b) each Reorganized Debtor will make all filings with and notifications to the Securities and Exchange Commission and/or the Financial Industry Regulatory Authority necessary or appropriate to terminate such obligations.

3.15                    Exemption from Registration for Reorganized Cubic Energy Membership Interests.  Except with respect to any Entity that is an underwriter as defined in section 1145(b) of the Bankruptcy Code with respect to the Reorganized Cubic Energy Membership Interests, the offer, issuance, sale or distribution of the Reorganized Cubic Energy Membership Interests to be issued pursuant to the Plan shall be exempt from registration under section 5 of the Securities

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Act (or any state or local law requiring registration for offer or sale of a security) under section 1145 of the Bankruptcy Code, and  may be resold by holders thereof without registration subject to the terms thereof and, in the case of Reorganized Cubic Energy Membership Interests, the New Cubic Energy Constituent Documents.

H.                                Continued Corporate Existence; New Corporate Documents

3.16                    Except as otherwise provided herein, each of the Reorganized Debtors shall continue to exist as a separate legal Entity after the Effective Date.  On the Effective Date, each of the Reorganized Debtors will duly file with the applicable Secretary of State an amended certificate of incorporation, certificate of formation, or analogous corporate document that will, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities.

I.                                      Governance of Reorganized Debtors

3.17                    Cubic Energy Governance.  On the Effective Date, the existing board of directors of Cubic Energy shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, managers, shareholders and members.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the proposed member of the initial Reorganized Cubic Energy Board of Managers and his/her affiliations shall be disclosed in the Plan Supplement.  The composition of the initial Reorganized Cubic Energy Board of Managers shall be consistent with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law, and shall be approved by the Required Prepetition Noteholders in their sole discretion.  The sole member of the initial Reorganized Cubic Energy Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Energy Membership Interests. Thereafter, the members of the Reorganized Cubic Energy Board of Managers will be elected in accordance with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law.

3.18                    Cubic Louisiana Governance.  On the Effective Date, the existing board of directors of Cubic Louisiana shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, shareholders and members.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the proposed member of the initial Reorganized Cubic Louisiana Board of Managers and his/her affiliations shall be disclosed in the Plan Supplement.  The composition of the initial Reorganized Cubic Louisiana Board of Managers shall be consistent with applicable non-bankruptcy law, and shall be approved by the holders of the Wells Fargo Claims in their sole discretion.  The sole member of the initial Reorganized Cubic Louisiana Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Louisiana Membership Interests.  Thereafter, the members of the Reorganized Cubic Louisiana Board of Managers will be elected in accordance with applicable non-bankruptcy law.

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J.                                    Jurisdiction Over Estate Assets and Post-Effective Date Operations

3.19                    Pre-Effective Date Jurisdiction.  Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and operations.

3.20                    Post-Effective Date Operations.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its businesses and may use, acquire, or dispose of property and compromise or settle any Claims or Causes of Action without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

K.                               Substantial Consummation

3.21                    On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, be deemed to have occurred simultaneously, and constitute substantial consummation of the Plan: (a) new corporate governance documents furthering the Restructuring Transactions shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders or directors of any of the Debtors or the Reorganized Debtors; and such new organizational documents for any of the Reorganized Debtors may be filed, as appropriate, with the applicable Secretary of State as soon as reasonably practicable on or after the Effective Date; (b) except as otherwise expressly provided herein, title to all assets and property (tangible and intangible) of any Debtor, including its books and records, shall automatically vest in the applicable Reorganized Debtor without further action on the part of such Debtor or any other Entity free and clear of all Claims, Liens, encumbrances, charges and Interests; and (c) Reorganized Cubic Energy Membership Interests and newly issued Interests in Reorganized Cubic Louisiana evidencing the change of ownership of Reorganized Cubic Energy and Cubic Louisiana shall have been issued and distributed as provided herein, and (d) the transactions contemplated by Sections 3.2 through 3.6 shall occur.

L.                                 Cancellation of Instruments and Agreements

3.22                    On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II are effectuated or made upon the Effective Date, except as otherwise provided herein or in the Confirmation Order, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than any insurance policy of any of the Debtors) evidencing, giving rise to, or governing any Claim or Interest, including without limitation, the Prepetition Secured Notes Documents, shall be deemed canceled, terminated and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and shall represent only the right to receive the distributions, if any, to which the Holders thereof are entitled under the Plan, and the obligations of the Debtors under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged.  On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II are effectuated or made upon the Effective Date, except as otherwise provided herein or in the Confirmation Order, the Prepetition Secured Notes Agent shall be discharged of its duties under the Prepetition Secured Notes Documents.

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M.                             Cancellation of Liens

3.23                    On the Effective Date, any Lien securing any Secured Claim (other than a Lien with respect to a Claim that is reinstated pursuant to Sections 2.11 and 2.20) shall be deemed released, and the Holder of such Secured Claim is directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by any Debtor (or any Reorganized Debtor, as the case may be) to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by any Debtor (or the Reorganized Debtors, as the case may be).

N.                                Certain Retained Causes of Action

3.24                    Retention of Causes of Action.  In accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall receive, by transfer from the applicable, corresponding Debtor, and shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that its corresponding Debtor or Estate may hold against any Entity or that relates to a Claim.  Each Reorganized Debtor may pursue or abandon such retained Claims, rights, Causes of Action, suits, or proceedings as appropriate, in accordance with the best interests of its Estate.

3.25                    Assignment of Causes of Action.  On the Effective Date, each Debtor shall be deemed to have assigned its Causes of Action or Claims, subject to the limitations set forth in this Plan, whether asserted or unasserted, to its corresponding Reorganized Debtor.

O.                                Tax Matters

3.26                    Transfer Tax Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, any (a) transfers or mortgages or the making or delivery of any deed or other instrument of transfer from or by the Debtors to the Reorganized Debtors or any other Entity pursuant to the Plan, (b) issuance, transfer or exchange of notes, equity securities or other instruments, (c) the creation of any mortgage, deed of trust, Lien, pledge or other security interest or (d) the making or assignment of any lease or sublease, in each case, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  All sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court shall be deemed to have been made pursuant to the Plan.

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ARTICLE IV

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                Delivery of Distributions; Undeliverable or Unclaimed Distributions

4.1                            Delivery of Distributions in General.  The applicable Reorganized Debtor shall make distributions to each Holder of an Allowed Claim entitled to receive a distribution pursuant to the terms hereof at the address reflected in the books and records of the Debtors, unless otherwise notified in writing by such Holder sufficiently in advance of any distribution to allow the applicable Debtors or Reorganized Debtors to reflect such change on their books and records.

4.2                            Distributions to Prepetition Secured Noteholders.  Reorganized Cubic Energy Membership Interests shall be issued in accordance with Section 2.12 solely to each Holder of Prepetition Secured Notes. New Cubic Energy Senior Secured Notes shall be issued in accordance with Section 2.12 to each Holder of Prepetition Secured Notes or its Affiliate as requested by such Holder; provided that such Holder provides the Debtors with such request (and the address of its Affiliate) in writing sufficiently in advance of such distribution to allow the applicable Debtors or Reorganized Debtors to reflect the Affiliate on their books and records.

4.3                            Undeliverable and Unclaimed Distributions.  Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before the first anniversary of the Effective Date shall be deemed to have been forfeited and waived, and the Entity otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, their Estates, or the Reorganized Debtors.

4.4                            Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim or Interest entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

4.5                            Fractional Amounts.  Holders of Prepetition Secured Notes Claims and Wells Fargo Claims may be entitled to fractional amounts of Reorganized Cubic Energy Membership Interests or Reorganized Cubic Louisiana Interests pursuant to the distributions described in Sections 2.12 and 2.22. Notwithstanding such entitlement, all Reorganized Cubic Louisiana Interests distributed to Holders of Wells Fargo Claims pursuant to the Plan will be distributed only in full dollar denominations. To the extent any Holder would be entitled to a fractional denomination of Reorganized Cubic Louisiana Interests, but for this provision, the denomination of Reorganized Cubic Louisiana Interests to be distributed to such Holder shall be rounded downward to eliminate any fractional amount.  For the avoidance of doubt, fractional denominations of Reorganized Cubic Energy Membership Interests may be distributed to Holders of Prepetition Secured Notes Claims pursuant to the Plan.

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B.                                 Withholding and Reporting Requirements

4.6                            Compliance with Applicable Laws.  In connection with this Plan and all distributions hereunder, the Debtors and Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements. The Debtors and Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.

4.7                            Tax Identification Numbers.  If requested by the applicable Reorganized Debtor, before receiving any distributions under this Plan, a Holder of an Allowed Claim shall provide the applicable Debtors/Reorganized Debtors with written notification or confirmation of its federal tax identification number or social security number, and such other information as the applicable Reorganized Debtor may reasonably request for the purpose of allowing such Debtor and the Reorganized Debtor to comply with the applicable tax laws and rules.

4.8                            Filing Final Tax Return.  The Reorganized Cubic Asset Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Asset Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date, and the Reorganized Cubic Louisiana Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Louisiana Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

C.                                Setoffs

4.9                            The applicable Debtors and/or Reorganized Debtors may, but shall not be required to, set off against any Claim (other than the Prepetition Secured Notes Claims, which Claims shall not be subject to setoff, recoupment or reduction of any kind) and the payments or other distributions to be made in respect of that Claim, Claims of any nature whatsoever that the applicable Debtors or Reorganized Debtors may have against the Claim’s Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any Claim that the applicable Debtors or Reorganized Debtors may have.

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ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS,
UNEXPIRED LEASES AND OTHER AGREEMENTS

A.                                Deemed Rejection of Executory Contracts and Unexpired Leases

5.1                            Deemed Rejection.  To the extent that any executory contract or unexpired lease is: (i) not included in the Assumed Contract List, (ii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iii) as of the Effective Date, subject to a motion seeking assumption, then such executory contract and unexpired lease shall be deemed rejected on the Effective Date pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code.

B.                                 Pass-Through

5.2                            Any rights or arrangements necessary or useful to the operation of the Debtors’ business but not otherwise addressed as a Claim or Interest, including non-exclusive or exclusive patent, trademark, copyright, maskwork or other intellectual property licenses, bonding arrangements, operating licenses with the Texas Railroad Commission or other such regulatory authority, and other executory contracts not assumable under section 365(c) of the Bankruptcy Code that are on the Assumed Contract List, shall, in the absence of any other treatment under the Plan or Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the applicable Reorganized Debtors and the counterparty or counterparties to such rights or arrangements and the legal, equitable and contractual rights of the applicable Debtors and Reorganized Debtors under rights and arrangements shall be left unaltered and unaffected by the Chapter 11 Cases.

C.                                Oil and Gas Leases

5.3                            Oil and Gas Leases do not constitute executory contracts or unexpired leases of real property under section 365 of the Bankruptcy Code.  Notwithstanding the foregoing, should Oil and Gas Leases (other than Terminated Oil and Gas Leases) be deemed to constitute executory contracts or unexpired leases under section 365 of the Bankruptcy Code, they will be assumed in accordance with Sections 5.4 through 5.9.

5.4                            Except for (i) the defaults of a kind specified in sections 365(b)(2) and 541(c)(1) of the Bankruptcy Code (which defaults the Debtors and Reorganized Debtors will not be required to cure) or (ii) as otherwise provided herein, the legal, equitable and contractual rights of the counterparties to Oil and Gas Leases (other than Terminated Oil and Gas Leases) shall be unaltered by the Plan. To the extent a failure by the Debtors or Reorganized Debtors to pay or perform an obligation under an Oil and Gas Lease (other than a Terminated Oil and Gas Lease) is a default under any applicable Oil and Gas Lease, such default shall be cured for all purposes by the payments provided for herein or the applicable Reorganized Debtors’ subsequent performance of such obligation with such applicable Oil and Gas Lease deemed to be, or otherwise remaining, in full force and effect for the benefit of the applicable Reorganized Debtor(s). To the extent such payment is due and owing on the Effective Date, such payment shall be made, in Cash, on the Effective Date, or upon such other terms as may be agreed to by

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the applicable Debtors or Reorganized Debtors and the Entity to whom such payment is due. To the extent such payment is not due and owing on the Effective Date, such payment (a) will be made, in Cash, in accordance with the terms of the Oil and Gas Lease (or other agreement) between the parties, or as such payment becomes due and owing under (i) applicable non-bankruptcy law, or (ii) in the ordinary course of business of the applicable Reorganized Debtor(s) or (b) will be made upon other terms as may be agreed upon by the applicable Reorganized Debtor and the Entity to whom such payment is due. To the extent it is impossible for a Reorganized Debtor to cure a default arising from any failure to perform a non-monetary obligation, such default shall be deemed cured by future performance by the applicable Reorganized Debtor(s) in accordance with the terms of the applicable Oil and Gas Lease with the applicable Oil and Gas Lease deemed to be, or otherwise remaining, in full force and effect for the benefit of the applicable Reorganized Debtor(s). If there is a dispute as to any Cure obligation (including Cure payments) between the applicable Debtor(s)/Reorganized Debtor(s) and the lessor of an Oil and Gas Lease, the applicable Reorganized Debtor(s) shall only have to pay or perform as herein provided the non-disputed Cure obligation with the balance of the Cure payment or Cure performance to be made or performed after resolution of such dispute either by (i) agreement of the parties or (ii) resolution by the Bankruptcy Court by a Final Order.  The injunction set forth in Section 11.4 shall not enjoin counterparties to an Oil and Gas Lease (other than a Terminated Oil and Gas Lease) from pursuing causes of action to (a) assert an interest in such Oil and Gas Lease and/or (b) determine the amount of a default under such Oil and Gas Lease to be cured in accordance with this Section 5.4.

D.                                Assumed Executory Contracts and Unexpired Leases

5.5                            On the Effective Date, all executory contracts and unexpired leases of the Debtors that are identified in the Assumed Contract List shall be deemed to have been assumed by the applicable Debtor(s) pursuant to sections 365 and 1123 of the Bankruptcy Code without further notice or order of the Bankruptcy Court.  Each executory contract and unexpired lease (i) assumed pursuant to this Section 5.5, (ii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iii) that, as of the Effective Date, is subject to a motion seeking assumption, in each case, shall revest in, and be fully enforceable by, the applicable Reorganized Debtor(s) in accordance with the terms thereof upon the date such contract is assumed by the applicable Debtor(s).

5.6                            Any monetary amount by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, in accordance with section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amounts set forth in the Assumed Contract List, in Cash, on the Effective Date, or upon such other terms as the parties to such executory contract or unexpired lease may otherwise agree with the prior written consent of (x) in the case of the Cubic Asset Debtors, the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana, WFEC.

5.7                            Each executory contract and unexpired lease that is assumed shall include each term set forth in all (a) amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) rights appurtenant to property, including all easements, licenses, permits, rights, privileges, immunities, options, rights

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of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Effective Date.

5.8                            Amendments, modifications, supplements, and restatements to prepetition executory contracts and unexpired leases that are executed by a Debtor while its Chapter 11 Case is pending shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.9                            Executory contracts and unexpired leases assumed by a Debtor may be performed by its corresponding Reorganized Debtor in the ordinary course of business.

E.                                 Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

5.10                    Rejection or repudiation of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, each Reorganized Debtor expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the applicable Debtor or Reorganized Debtor, as applicable, from counterparties to rejected or repudiated executory contracts or unexpired leases.

F.                                  Director and Officer Insurance Policies and Agreements

5.11                    To the extent that the D&O Liability Insurance Policies issued to, or entered into by, Cubic Energy prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, Cubic Energy shall be deemed to have assumed all of Cubic Energy’s unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code, effective as of the Effective Date.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the assumption or assumption and assignment, as applicable, of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.  After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

G.                               Reservation of Rights

5.12                    Neither the exclusion nor inclusion of any contract or lease in any pleading, exhibit or otherwise filed in the Chapter 11 Cases, nor anything contained in the Plan, shall

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constitute an admission by the Debtors or any Reorganized Debtor that any such contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether any contract, lease or property interest, including any Oil and Gas Lease, is or was an executory contract or unexpired lease at the later of (x) the Effective Date or (y) the time of assumption or rejection, the applicable Reorganized Debtor shall have ninety (90) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including, if such contract, lease or property interest is determined by a Final Order to be an executory contract or unexpired lease, by filing a motion with the Bankruptcy Court seeking to assume such contract, lease, or property interest.

H.                                Nonoccurrence of Effective Date

5.13                    In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.                                      Additional Cure Provisions

5.14                    Except as otherwise provided in this Article V, Cure payments shall be effected, or otherwise satisfied, by prompt payment by the applicable Reorganized Debtor as contemplated by section 365(b)(1)(A) of the Bankruptcy Code. If there is a dispute regarding (a) the timing of any payment required in order to meet the promptness requirement of 365(b)(1), (b) the nature, extent or amount of any Cure requirement, (c) the Reorganized Debtor’s ability to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (d) any other matter pertaining to assumption, the applicable executory contract or unexpired lease shall be assumed, and Cure payments shall be made, following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

J.                                    Claims Based on Rejection of Executory Contracts and Unexpired Leases

5.15                    All Allowed Claims arising from the rejection of a Debtor’s executory contracts and unexpired leases shall be classified as Cubic Asset General Unsecured Claims or Cubic Louisiana General Unsecured Claims, as applicable, and shall be treated in accordance with the relevant provisions of the Plan; provided, however, if the Holder of an Allowed Claim for rejection damages has a properly perfected security interest in any collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as a Cubic Asset Other Secured Claim or Cubic Louisiana Other Secured Claim, as applicable, to the extent of the value of such Holder’s interest in the collateral, with the deficiency, if any, treated as a Cubic Asset General Unsecured Claim or Cubic Louisiana General Unsecured Claim, as applicable.

K.                               Compensation, Benefit, and Pension Programs

5.16                    All employee compensation, benefit and pension plans, and employment agreements or settlements reached thereunder of the Debtors entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they

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were, terminated executory contracts.  Such plans, agreements, or settlements do not constitute “retiree benefits” subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code.

L.                                 Indemnification Obligations

5.17                    Except as otherwise specifically provided herein, any obligations or rights of any Debtor to indemnify, defend or advance expenses to its present and former directors, officers, employees, agents or representatives under its certificate of incorporation, by-laws, employee-indemnification policy, or under state law, or any agreement with respect to any Claim, demand, suit, cause of action, or proceeding related to such Person’s service with, for, or on behalf of the Debtors prior to the Effective Date, shall be deemed to be, and shall be treated as if they were, terminated and rejected as of the Effective Date.  For the avoidance of doubt, this Section 5.17 shall not impair, limit or restrict any Entity’s Claims against the D&O Liability Insurance Policies, nor shall it enjoin any Entity from pursuing such Claims.

M.                             Treatment of Change of Control Provisions

5.18                    The entry of the Confirmation Order, consummation of the Plan, and/or any other acts taken to implement the Plan shall not constitute a “change of control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control.

ARTICLE VI

ADMINISTRATION OF DISPUTED CLAIMS

6.1                            Prosecution of Objections to Claims.  Following the Confirmation Date and prior to the Effective Date, each Debtor against whom a Claim is filed shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to such Claim, and shall be permitted to settle or compromise such Disputed Claim against it without approval of the Bankruptcy Court, provided such Debtor shall (x) in the case of the Cubic Asset Debtors, obtain the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, obtain the prior written consent of WFEC.  Following the Effective Date, Reorganized Cubic Energy shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims against the Cubic Asset Debtors, and shall be permitted to settle or compromise such Disputed Claims without approval of the Bankruptcy Court, and Reorganized Cubic Louisiana shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims against the Cubic Louisiana Debtors, and shall be permitted to settle or compromise such Disputed Claims without approval of the Bankruptcy Court.  All objections to Claims shall be filed no later than one hundred and eighty (180) days after the Effective Date; provided that each Reorganized Debtor shall be permitted and shall have the authority to seek one or more extensions of such deadline from the Bankruptcy Court.

6.2                            Estimation of Claims.  Prior to the Effective Date, each Debtor shall be permitted, at any time, to request that the Bankruptcy Court estimate any contingent or unliquidated Claim

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pursuant to section 502(c) of the Bankruptcy Code, (x) in the case of the Cubic Asset Debtors, with the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, with the prior written consent of WFEC, regardless of whether such Debtor previously had objected to such Claim or whether the Bankruptcy Court had ruled on such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during any litigation concerning any objection to such Claim, including during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If such estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may elect to pursue any supplemental proceedings to object to the allowance of such Claim, (x) in the case of the Cubic Asset Debtors, with the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, with the prior written consent of WFEC. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another.

6.3                            Payments and Distributions on Disputed Claims.  Notwithstanding any other provision to the contrary herein, no payments or distributions shall be made hereunder with respect to all or any portion of any Disputed Claim unless and until all objections to such Disputed Claim have been settled, withdrawn, or determined by Final Order, and such Disputed Claim has become an Allowed Claim.

ARTICLE VII

ACCEPTANCE OR REJECTION OF THE PLAN

A.                                Classes Entitled To Vote

7.1                            Voting Classes.  Classes 3, 4 and 5A are Impaired and entitled to vote to accept or reject the Plan. Prior to the Petition Date, the Debtors solicited acceptance of the Plan from the Holders of Claims in such Classes.  Upon the conclusion of such solicitation efforts, at least one of these Impaired voting Classes has elected to accept the Plan.

7.2                            Non-Voting Classes.

a.                                     Non-Voting Classes Deemed to Accept the Plan.  By operation of law, Classes 1A, 1B, 2A, and 2B are not Impaired, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.  Consequently, the Debtors have not solicited any Claims in such Classes.

b.                                    Non-Voting Classes Deemed to Reject the Plan.  By operation of law, Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A, and 10B are Impaired, will not receive any distribution or property in respect of any Claims in such Classes, and are deemed to have rejected the Plan.  Consequently, the Debtors have not solicited any Claims in such Classes.

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B.                                 Acceptance by Impaired Classes

7.3                            An Impaired Class of Claims or Interests shall have accepted the Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the Holders of at least two thirds in amount of the Allowed Interests have voted to accept the Plan, not counting the vote of any Holder designated under section 1126(e).

C.                                Cramdown

7.4                            The Debtors have not solicited acceptance of the Plan from Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A, and 10B, which Classes are deemed to have rejected the Plan. Thus, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

ARTICLE VIII

CONDITIONS PRECEDENT TO PLAN’S CONFIRMATION AND EFFECTIVE DATE

A.                                Conditions Precedent to Effective Date

8.1                            The Plan’s Effective Date is subject to the satisfaction or written waiver of each of the following conditions precedent:

a.                                     the Confirmation Order shall have been entered, no timely appeal shall have been taken from the Confirmation Order, and the Confirmation Order shall have become a Final Order;

b.                                    no Environmental Material Adverse Effect shall have occurred;

c.                                     (i) each document included in the Plan Supplement, including all exhibits, schedules and annexes thereto, with respect to the Reorganized Cubic Asset Debtors shall be satisfactory to the Required Prepetition Noteholders in its sole discretion and (ii) each document included in the Plan Supplement, including all exhibits, schedules and annexes thereto, with respect to Reorganized Cubic Louisiana shall be satisfactory to WFEC in its sole discretion;

d.                                   the New Cubic Energy Constituent Documents and a certificate of conversion each shall have been duly filed with the Secretary of State of Delaware;

e.                                     all authorizations, consents and approvals determined to be necessary to implement the terms of the Plan by the applicable Debtor and (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) with respect to Cubic Louisiana, WFEC, in each case, shall have been obtained;

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f.                                      all fees, costs, expenses of and other amounts incurred by the Prepetition Secured Noteholders and the Prepetition Secured Notes Agent which are chargeable to or otherwise reimbursable by the Debtors under the Plan Support Agreement and Prepetition Secured Notes Documents shall have been paid in full;

g.                                    the New MSA shall have been duly executed and delivered by all parties thereto; and

h.                                    all other actions necessary to implement the terms of the Plan on the Effective Date shall have been taken.

8.2                            Notwithstanding any other provision to the contrary herein, no payments or distributions shall be made hereunder with respect to all or any portion of any Wells Fargo Claim unless, on or prior to the third (3rd) Business Day prior to the proposed Effective Date, WFEC pays $175,000 in Cash to Cubic Energy, as partial reimbursement of the expenses incurred by the Debtors in connection with the Chapter 11 Cases.

B.                                 Waiver of Conditions

8.3                            The conditions set forth in Section 8.1 above can be waived in writing, in whole or in part, jointly by the Debtors and (i) with respect to conditions affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders; (ii) with respect to conditions affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, at any time without an order of the Bankruptcy Court. Unless waived, the failure to satisfy any condition precedent to the Effective Date will preclude the Effective Date’s occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors or the Reorganized Debtors); (iii) with respect to conditions affecting the Prepetition Secured Notes Agent in any respect, the Prepetition Secured Notes Agent. The waiver of any condition to the Effective Date shall not constitute or be deemed a waiver of any other condition.

ARTICLE IX

MODIFICATION; WITHDRAWAL

9.1                            The Debtors may modify the Plan with the written approval of, in their sole discretion, (i) with respect to modifications affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders; (ii) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, in each case, either before or after Confirmation, to the fullest extent permitted under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.

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ARTICLE X

RETENTION OF JURISDICTION

10.1                    Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order, the occurrence of the Effective Date or anything to the contrary herein, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

a.                                     enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

b.                                    hear and determine any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which any Debtor or Reorganized Debtor may be liable, and hear, determine and, if necessary, liquidated any Claims arising therefrom;

c.                                     decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

d.                                   hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

e.                                     hear and determine any request to modify the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

f.                                      issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

g.                                    enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

h.                                    hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

i.                                        enforce all orders, judgments, injunctions, releases, exculpations, and rulings entered in connection with the Chapter 11 Case, including with respect to Oil and Gas Leases;

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j.                                        hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

k.                                    to hear and determine matters relating to the allowance, disallowance, estimation, and liquidation of Claims against the Debtor and to enter or enforce any order requiring the filing of any such Claim before a particular date;

l.                                        to determine all applications, Claims, adversary proceedings, and contested matters pending on the Effective Date; and

m.                                enter a final decree closing the Chapter 11 Cases.

ARTICLE XI

EFFECTS OF CONFIRMATION

A.                                Binding Effect and Discharge of the Debtors

11.1                    The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.  All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests or whether or not the Holder of such Claims or Interests accepted the Plan, upon the Effective Date, all Claims and Interests shall be terminated and the Debtors shall be deemed discharged and released therefrom under section 1141(d)(1)(A) of the Bankruptcy Code.

B.                                 Vesting

11.2                    Except as otherwise provided in the Plan or in the Confirmation Order, on the Effective Date, each Reorganized Debtor shall be vested with all of the property of its respective Estate free and clear of all Claims, Liens, encumbrances, charges and Interests, and shall thereafter hold, dispose or otherwise deal with such property and operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.  Prosecution of Causes of Action shall be the exclusive responsibility of the applicable Reorganized Debtors, which shall have sole and absolute discretion over whether to prosecute or settle such Causes of Action.

C.                                Exculpation and Limitation of Liability

11.3                    NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AS OF THE CONFIRMATION DATE, THE DEBTORS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EQUITY HOLDERS, GENERAL OR LIMITED PARTNERS, CONTROLLING PERSONS, EMPLOYEES, ATTORNEYS, INVESTMENT BANKERS, FINANCIAL ADVISORS, RESTRUCTURING ADVISORS

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AND OTHER PROFESSIONAL ADVISORS, REPRESENTATIVES AND AGENTS (A) WILL BE DEEMED TO HAVE SOLICITED ACCEPTANCES OF THIS PLAN IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, INCLUDING SECTION 1125(E) OF THE BANKRUPTCY CODE AND ANY APPLICABLE NON-BANKRUPTCY LAW, RULE, OR REGULATION GOVERNING THE ADEQUACY OF DISCLOSURE IN CONNECTION WITH THE SOLICITATION, AND (B) WILL BE DEEMED TO HAVE PARTICIPATED IN GOOD FAITH, AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER THE PLAN, AND THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH OFFER, ISSUANCE AND SOLICITATION SHALL NOT BE, LIABLE AT ANY TIME FOR ANY VIOLATION OF ANY APPLICABLE LAW, RULE OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER THE PLAN.  EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD OR A CRIMINAL ACT, THE EXCULPATED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR ARISING FROM OR RELATING IN ANY WAY TO, THE CHAPTER 11 CASES, INCLUDING: (A) THE OPERATION OF THE DEBTORS’ BUSINESSES DURING THE PENDENCY OF THESE CHAPTER 11 CASES; (B) FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING, MAKING DISTRIBUTIONS AND/OR EFFECTING THE ISSUANCE OF ANY EQUITY INTERESTS IN CONNECTION WITH THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT AND, IN EACH CASE, ANY RELATED CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION THEREWITH, INCLUDING THE SOLICITATION OF VOTES FOR THE PLAN AND OTHER ACTIONS TAKEN IN FURTHERANCE OF CONFIRMATION AND CONSUMMATION OF THE PLAN; (C) THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER OR IN CONNECTION WITH THE PLAN; OR (D) ANY OTHER PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS.

D.                                Injunction

11.4                    The satisfaction, release, and discharge of Claims and Interests pursuant to the Plan shall also act as a permanent injunction against any Entity who has held, holds, or may hold Claims or Interests (other than Claims reinstated pursuant to Sections 2.11 and 2.20).  Except as otherwise provided in the Plan, including in Section 5.4, from and after the Confirmation Date, all Entities who have held, hold, or may hold Claims against or Interests in any of the Debtors prior to the Effective Date, or who have conveyed any Oil and Gas Leases to any of the Debtors prior to the Effective Date, are permanently enjoined from taking any of the following actions against any of the Debtors, Reorganized Debtors, Released Parties, Exculpated Parties, and the

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Estates on account of or in connection with any such Claims or Interests or the activities and conduct of business of the Debtors prior to the Effective Date: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any of the Debtors; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

E.                                 Releases

11.5                    VOLUNTARY RELEASES BY CERTAIN HOLDERS OF CLAIMS.  FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) SHALL BE DEEMED TO CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE, WAIVE AND DISCHARGE THE RELEASED PARTIES OF ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, JUDGMENTS, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR (INCLUDING THOSE THAT ANY OF THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY)), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, EXISTING OR HEREAFTER ARISING, IN LAW, AT EQUITY OR OTHERWISE, WHETHER FOR INDEMNIFICATION, TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE ESTATES, THE ACTIVITIES AND CONDUCT OF THE BUSINESSES OF THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE PLAN SUPPORT AGREEMENT, THE PREPETITION SECURED NOTES, THE CUBIC ASSET BP HEDGES, THE CUBIC LOUISIANA BP HEDGES, THE NEW FINANCING DOCUMENTS, THE MODIFIED CUBIC ASSET BP HEDGES AND, IN EACH CASE, RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, ANY ACTION OR OMISSION AS AN OFFICER, DIRECTOR, AGENT, REPRESENTATIVE, FIDUCIARY, CONTROLLING PERSON, LENDER, AFFILIATE OR RESPONSIBLE

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PARTY, ANY TRANSACTION ENTERED INTO WITH OR AFFECTING, A DEBTOR OR A NON-DEBTOR SUBSIDIARY, INCLUDING BUSINESS OR CONTRACTUAL RELATIONSHIPS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE OF THE PLAN, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS RELEASE DOES NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

11.6                    RELEASES BY THE DEBTORS.  FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES ARE HEREBY RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES, INCLUDING ANY SUCCESSOR TO ANY DEBTORS OR ANY ESTATE REPRESENTATIVE, FROM ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, JUDGMENTS, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, EXISTING OR HEREAFTER ARISING, IN LAW, AT EQUITY OR OTHERWISE, WHETHER FOR INDEMNIFICATION, TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE ESTATES, THE ACTIVITIES AND CONDUCT OF THE BUSINESSES OF THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE PLAN SUPPORT AGREEMENT, THE PREPETITION SECURED NOTES, THE CUBIC ASSET BP HEDGES, THE CUBIC LOUISIANA BP HEDGES, THE NEW FINANCING DOCUMENTS, THE MODIFIED CUBIC ASSET BP HEDGES AND, IN EACH CASE, RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, ANY ACTION OR OMISSION AS AN OFFICER, DIRECTOR, AGENT, REPRESENTATIVE, FIDUCIARY, CONTROLLING PERSON, LENDER, AFFILIATE OR RESPONSIBLE

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PARTY, ANY TRANSACTION ENTERED INTO WITH OR AFFECTING, A DEBTOR OR A NON-DEBTOR SUBSIDIARY, INCLUDING BUSINESS OR CONTRACTUAL RELATIONSHIPS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE OF THE PLAN, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS RELEASE DOES NOT RELEASE ANY (A) POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER (X) THE PLAN OR (Y) ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) IMPLEMENTING THE PLAN OR (B) CONTINUING CONTRACTUAL OBLIGATION OWED BY ANY RELEASED PARTY TO OR FOR THE BENEFIT OF ANY DEBTOR OR REORGANIZED DEBTOR.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.                                Objections to Claims

12.1                    Objections to Claims as to which no objection is pending as of the Effective Date may be filed by any Reorganized Debtor against which the Claim is filed.

B.                                 Payment of Statutory Fees

12.2                    All fees payable under section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.  Each and every Debtor shall remain responsible for the payment of quarterly fees pursuant to 28 U.S.C. § 1930(f) to the Office of the United States Trustee until the earlier of such time that a particular Chapter 11 Case is (x) closed, (y) dismissed, or (z) converted to a case under Chapter 7 of the Bankruptcy Code.

C.                                Severability of Plan Provisions

12.3                    If, before Confirmation, the Bankruptcy Court holds that any provision of the Plan is invalid, void, or unenforceable, the Debtors, at their option, with the written approval of (a) with respect to provisions affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders and (b) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial

45

determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

D.                                Successors and Assigns

12.4                    This Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of (x) any Entity named or referred to herein or (y) any other Holder of any Claim or Interest.

E.                                 Terms of Injunctions or Stays

12.5                    Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until all distributions contemplated by this Plan have been made and the Bankruptcy Court has entered an order closing the Chapter 11 Cases.  The injunctive provisions of sections 524 and 1141 of the Bankruptcy Code and those contained in Article XI are permanent and shall not be affected by this provision.

F.                                  Notices to Debtors

12.6                    Any notice, request, or demand required or permitted to be made or provided to or upon the Debtors and the Reorganized Debtors under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually received or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors: Cubic Energy, Inc. 9870 Plano Road Dallas, Texas 75238 Fax: (972) 681-9687 Attn: Calvin A. Wallen, III	Reorganized Cubic Asset Debtors: Cubic Energy, Inc. 9870 Plano Road Dallas, Texas 75238 Fax: (972) 681-9687 Attn: Anchorage/Bkrptcy Notices	Reorganized Cubic Louisiana: Wells Fargo Energy Capital Attn: Mr. Zachary D. Winegrad 1000 Louisiana, 9th Floor Houston, TX 77002
with a copy to: HOLLAND & KNIGHT LLP 200 Crescent Court Suite 1600 Dallas, Texas 75201 Fax: (214) 964-9501 Attn: Robert W. Jones	with a copy to: SULLIVAN & CROMWELL LLP 125 Broad Street New York, New York 10004 Fax: (212) 558-3588 Attn: Michael H. Torkin David R. Zylberberg	with a copy to: Michael D. Rubenstein Liskow & Lewis 1001 Fannin Street, Suite 1800 Houston, TX 77002

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G.                               No Prejudice

12.7                    If the Confirmation Order is vacated or the Effective Date has not occurred within six months of the last day of the Confirmation Hearing, then (a) the Confirmation Order shall be vacated, (b) the Plan shall be null and void in all respects, (c) no distributions under the Plan shall be made, (d) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date and (e) nothing contained in the Plan or the Disclosure Statement shall: (i) be deemed to constitute a waiver or release of any Claims against, or Interests in, the Debtors; (ii) prejudice in any manner the rights of the Debtors, the Prepetition Secured Noteholders, or WFEC; or (iii) constitute an admission, acknowledgment, offer or undertaking by the Debtors, the Prepetition Secured Noteholders or WFEC, in any respect.

H.                                Inconsistency

12.8                    In the event of any inconsistency among the Plan, the Solicitation and Disclosure Statement, the Plan Supplement, any exhibit or schedule to the Plan, or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

I.                                      Schedules and Exhibits

12.9                    Other than for purposes of Section 12.3, all exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if fully set forth herein.

J.                                    Governing Law

12.10            Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (a) the laws of the State of New York shall govern the construction and implementation of the Plan, (b) the laws of the state of incorporation of the applicable Debtor shall govern corporate governance matters with respect to such Debtor, and (c) the laws of the state of incorporation or formation of the Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in each case, without giving effect to the principles of conflicts of law thereof.

[Remainder of Page Intentionally Blank – Signature Blocks Follow]

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Respectfully Submitted, February 15, 2016

CUBIC ENERGY, INC.

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC ASSET HOLDING, LLC

By:	Cubic Energy, Inc.
Its:	Sole Member

	By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC ASSET, LLC

By:	Cubic Asset Holding, LLC
Its:	Sole Member
	By:	Cubic Energy, Inc.
	Its:	Sole Member
		By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC LOUISIANA HOLDING, LLC

By:	Cubic Energy, Inc.
Its:	Sole Member

	By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC LOUISIANA, LLC

By:	Cubic Louisiana Holding, LLC
Its:	Sole Member
	By:	Cubic Energy, Inc.
	Its:	Sole Member
		By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

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Exhibit B

Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

§
In re:	§	Chapter 11
§
CUBIC ENERGY, INC. et al.[1]	§	Case No. 15-2500 (CSS)
§
Debtors.	§	Jointly Administered
§

NOTICE OF (I) ENTRY OF ORDER APPROVING THE DEBTORS’ SOLICITATION AND DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ THIRD AMENDED PREPACKAGED PLAN OF REORGANIZATION OF CUBIC ENERGY, INC., ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY
CODE AND (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on February ____, 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Findings of Fact, Conclusions of Law and Order Approving the Debtors Solicitation and Disclosure Statement for, and Confirming, the Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. ___] (the “Confirmation Order”) confirming the Third Amended Joint Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 174] (as may be amended, modified or supplemented from time to time, the “Plan”) and approving the Disclosure Statement With Respect to Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 15].2

PLEASE TAKE FURTHER NOTICE that on __________, 2016, the Effective Date occurred and the Plan was substantially consummated.  Each of the conditions precedent to consummation of the Plan enumerated in Article VIII of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that effective as of the Effective Date, the terms, conditions and provisions of the Plan are immediately binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Interests,

1                   The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows:  Cubic Energy, Inc. (2095), Cubic Asset Holding, LLC (3106), Cubic Asset, LLC (7565), Cubic Louisiana Holding, LLC (0729), and Cubic Louisiana, LLC (1412).

2                   Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.  This Notice is intended solely to provide notice of the Effective Date and related deadlines and it does not, and shall not be construed to, limit, modify, or interpret any provisions of the Confirmation Order.  Parties in interest should refer to the full text of the Plan and Confirmation Order and should not rely on the summary below.

and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases (notwithstanding whether any such Holders failed to vote to accept or reject the Plan, voted or were deemed to accept the Plan or voted to reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors, to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 of the Bankruptcy Code, and all other applicable law.

PLEASE TAKE FURTHER NOTICE that the release, exculpation, discharge and injunction provisions set forth in Article XI of the Plan are now in full force and effect.

PLEASE TAKE FURTHER NOTICE that on January 15, 2016, the Debtors filed the Notice of Proposed Assumption of Specified Contracts concerning the Cubic Asset Debtors [Docket No. 139] and the Notice of Proposed Assumption of Specified Contracts concerning the Cubic Louisiana Debtors [Docket No. 140], identifying those executory contracts and unexpired leases to be assumed pursuant to the Plan and associated Cure amounts, if any (collectively, the “Cure Notices”).  Entry of the Confirmation Order by the Bankruptcy Court constituted approval of assumption and the amount required to cure a default (if any) under each executory contract and unexpired lease identified in the Cure Notices and/or a determination of the cure amount, as applicable, pursuant to sections 365 and 1123 of the Bankruptcy Code.  Any payment required to cure a default under an executory contract or unexpired lease shall be paid in Cash promptly after the Effective Date or, if there is a dispute regarding the assumption or cure of such executory contract or unexpired lease, the entry of a Final Order or orders resolving such dispute.

PLEASE TAKE FURTHER NOTICE that pursuant to the Plan, all executory contracts and unexpired leases were rejected on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code, other than: (a) executory contracts or unexpired leases that are included in the Assumed Contract List, (b) executory contracts or unexpired leases that were assumed by a Debtor pursuant to a Final Order prior to the Effective Date; and (c) executory contracts or unexpired leases that, as of the Effective Date, were subject to a motion seeking assumption of such executory contract or unexpired lease.  Entry of the Confirmation Order by the Bankruptcy Court constituted approval of the rejection of such executory contracts and unexpired leases pursuant to sections 365 and 1123 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that effective as of the Effective Date, except as otherwise provided in the Plan or Confirmation Order: (a) treatment of all Claims and Interests was in full and final satisfaction, settlement, release, discharge, and termination of all Claims and Interests of any nature whatsoever, whether known or unknown, against, any Interests in, the Debtors, any property of the Estates, the Reorganized Debtors or property of Reorganized Debtors, including all Claims of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or Interest based upon such Claim, debt, right, or Interest was filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, liability, obligation or Interest was Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim, liability, obligation or Interest accepted the Plan and (b) all entities are precluded from

2

asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

PLEASE TAKE FURTHER NOTICE that except as otherwise provided in the Plan or Confirmation Order, all final requests for allowance and payment of compensation to Professionals must be filed and served so as to be actually received no later than 60 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan, the Plan Supplement, the Confirmation Order and copies of the documents included in the Plan or any other document filed in these chapter 11 cases are available (a) at the Debtors’ expense upon request to the Debtors’ claims and noticing agent, Prime Clerk LLC, by calling (844) 596-2261 or visiting the Debtors’ restructuring website at https://cases.primeclerk.com/cubicenergy, or (b) for a fee via PACER by visiting www.deb.uscourts.gov.

Dated: ________________, 2016	BAYARD, P.A.
Wilmington, Delaware
/s/ Justin R. Alberto
Neil B. Glassman (No. 2087)
Scott D. Cousins (No. 3079)
Justin R. Alberto (No. 5126)
222 Delaware Avenue, Suite 900
Wilmington, DE 19801
	Telephone:	(302) 655-5000
	Facsimile:	(302) 658-6395
	Email:	nglassman@bayardlaw.com
scousins@bayardlaw.com
jalberto@bayardlaw.com

-and-

Robert W. Jones
Brent R. McIlwain
Brian Smith
HOLLAND & KNIGHT LLP
200 Crescent Court, Suite 1600
Dallas, TX 75201
	Telephone:	(214) 964-9500
	Facsimile:	(214) 964-9501
	Email:	robert.jones@hklaw.com
brent.mcilwain@hklaw.com
brian.smith@hklaw.com

Counsel for the
Debtors and Debtors in Possession

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